Exhibit 10.4

NISSAN AUTO LEASING LLC II,

as Depositor,

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Owner Trustee

AMENDED AND RESTATED

TRUST AGREEMENT

Dated as of September 29, 2020

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TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

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AMENDED AND RESTATED TRUST AGREEMENT

This Amended and Restated Trust Agreement (this “Agreement”), dated as of September 29, 2020, is between Nissan Auto Leasing LLC II, a Delaware limited liability company (“NALL II”), as depositor (the “Depositor”), and Wilmington Trust, National Association, a national banking association with trust powers (“Wilmington Trust”), as trustee (the “Owner Trustee”).

WHEREAS, the parties hereto entered into a trust agreement, dated as of August 31, 2020 (the “Initial Trust Agreement”) pursuant to which the Nissan Auto Lease Trust 2020-B (the “Issuing Entity”) was created; and

WHEREAS, in connection with the issuance of the Notes, the parties hereto are entering into this Agreement pursuant to which, among other things, the Initial Trust Agreement will be amended and restated, and the Trust Certificates will be issued.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE ONE

DEFINITIONS

Section 1.01    Definitions. Capitalized terms used herein that are not otherwise defined shall have the respective meanings ascribed thereto in the Agreement of Definitions, dated as of September 29, 2020, by and among the Issuing Entity, NILT Trust, a Delaware statutory trust, as grantor and initial beneficiary (in such capacity, the “Grantor” and the “UTI Beneficiary,” respectively) and as transferor, Nissan-Infiniti LT, a Delaware statutory trust (the “Titling Trust”), Nissan Motor Acceptance Corporation, a California corporation (“NMAC”), in its individual capacity, as servicer and as administrative agent (in such capacity, the “Servicer” and the “Administrative Agent,” respectively), NALL II, NILT, Inc., a Delaware corporation, as trustee to the Titling Trust (the “Titling Trustee”), Wilmington Trust, as Owner Trustee, Wilmington Trust Company, a Delaware corporation with trust powers, as Delaware trustee (in such capacity, the “Delaware Trustee”), U.S. Bank National Association, a national banking association (“U.S. Bank”), as trust agent (in such capacity, the “Trust Agent”), and U.S. Bank, as indenture trustee (in such capacity, the “Indenture Trustee”).

Section 1.02    Interpretive Provisions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (i) terms used herein include, as appropriate, all genders and the plural as well as the singular, (ii) references to words such as “herein,” “hereof” and the like shall refer to this Agreement as a whole and not to any particular part, Article or Section within this Agreement, (iii) references to an Article or Section such as “Article Twelve” or “Section 12.01” shall refer to the applicable Article or Section of this Agreement, (iv) the term “include” and all variations thereof shall mean “include without limitation,” (v) the term “or” shall include “and/or,” (vi) the term “proceeds” shall have the meaning ascribed to such term in the UCC, (vii) references to Persons include their permitted

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successors and assigns, (viii) references to agreements and other contractual instruments include all subsequent amendments, amendments and restatements and supplements thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement, except that references to the SUBI Trust Agreement include only such items as related to the 2020-B SUBI and the Titling Trust, (ix) references to laws include their amendments and supplements, the rules and regulations thereunder and any successors thereto, (x) references to this Agreement include all Exhibits hereto, (xi) the phrase “Titling Trustee on behalf of the Trust,” or words of similar import, shall, to the extent required to effectuate the appointment of any Co-Trustee pursuant to the Titling Trust Agreement, be deemed to refer to the Trustee (or such Co-Trustee) on behalf of the Titling Trust, and (xii) in the computation of a period of time from a specified date to a later specified date, the word “from” shall mean “from and including” and the words “to” and “until” shall mean “to but excluding.”

ARTICLE TWO

ORGANIZATION

Section 2.01    Name and Status. The trust created hereby shall be known as “Nissan Auto Lease Trust 2020-B,” in which name the Issuing Entity may engage in activities as permitted by the Basic Documents, make and execute contracts and other instruments and sue and be sued, to the extent provided herein. It is the intention of the parties hereto that the Issuing Entity shall be a statutory trust under the Statutory Trust Statute, and that this Agreement shall constitute the governing instrument of that statutory trust.

Section 2.02    Office. The chief executive office and principal place of business of the Issuing Entity shall be in care of the Owner Trustee, initially at the Owner Corporate Trust Office and thereafter at such other address as the Owner Trustee may designate by written notice to the Trust Certificateholders and the Depositor.

Section 2.03    Purposes and Powers.

(a)    The purpose of the Issuing Entity is, and the Issuing Entity shall have the power and authority and is authorized, to engage in the following activities:

(i)    to issue the Notes pursuant to the Indenture and the Trust Certificates pursuant to this Agreement;

(ii)    to acquire the 2020-B SUBI Certificate from the Depositor and the other property of the Owner Trust Estate in exchange for (A) the issuance of the Notes to the Depositor, (B) certain capital contributions from the Depositor and (C) the issuance of the Trust Certificate to the Depositor;

(iii)    to pay interest on and principal of the Notes;

(iv)    to assign, grant, transfer, pledge mortgage and convey the Owner Trust Estate pursuant to the Indenture to the Indenture Trustee as security for the Notes and to hold, manage and distribute to the Trust Certificateholders pursuant to the terms of this Agreement any portion of the Owner Trust Estate released from the Lien of, and remitted to the Issuing Entity pursuant to, the Indenture;

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(v)    to enter into and perform its obligations under the Basic Documents to which the Issuing Entity is a party;

(vi)    to engage in other transactions, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or that are incidental thereto or connected therewith; and

(vii)    subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Owner Trust Estate and the making of distributions to the Trust Certificateholders and the Noteholders and in respect of amounts to be released to the Servicer, and the Administrative Agent and third parties, if any.

(b)    The Issuing Entity shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the other Basic Documents.

Section 2.04    Appointment of Owner Trustee. The Depositor hereby appoints the Owner Trustee as trustee of the Issuing Entity effective as of the date hereof, to have all the rights, powers and duties set forth herein, and the Owner Trustee hereby accepts such appointment.

Section 2.05    Liability of the Trust Certificateholders. No Trust Certificateholder shall have any personal liability for any liability or obligation of the Issuing Entity, solely by reason of it being a Trust Certificateholder.

Section 2.06    Initial Capital Contribution of Owner Trust Estate. The Owner Trustee hereby acknowledges receipt from the Depositor in connection with the Initial Trust Agreement of the sum of $1.00, which constituted the initial Owner Trust Estate and shall be deposited in the Certificate Distribution Account. The Depositor shall pay organizational expenses of the Issuing Entity as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.

Section 2.07    Declaration of Trust. The Owner Trustee hereby declares that it will hold the Owner Trust Estate in trust upon and subject to the conditions set forth herein for the sole purpose of conserving the Owner Trust Estate and collecting and disbursing the periodic income therefrom for the use and benefit of the Trust Certificateholders, who are intended to be “beneficial owners” within the meaning of the Statutory Trust Statute, subject to the Lien of the Indenture Trustee and the obligations of the Issuing Entity under the Basic Documents.    Consistent with Section 11.01, it is the intention of the parties hereto that, solely for income and franchise tax purposes, the Issuing Entity shall be treated as a division or branch of the Trust Certificateholder. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and to the extent not inconsistent herewith, under the Statutory Trust Statute for the purpose and to the extent necessary to accomplish the purpose of the Issuing Entity as set forth in Sections 2.03(a) and 2.03(b). At the direction of the Depositor, the Owner

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Trustee caused to be filed the Certificate of Trust pursuant to the Statutory Trust Statute, and the Owner Trustee shall file or cause to be filed such amendments thereto as shall be necessary or appropriate to satisfy the purposes of this Agreement and as shall be consistent with the provisions hereof.

Section 2.08    Title to Issuing Entity Property. Legal title to the Owner Trust Estate shall be vested at all times in the Issuing Entity as a separate legal entity.

Section 2.09    Situs of Issuing Entity. The Issuing Entity shall be located in the State of Delaware and shall be administered in the States of Delaware or New York. All bank accounts maintained by the Owner Trustee on behalf of the Issuing Entity shall be located in the States of Delaware or New York. The Issuing Entity shall not have any employees in any state other than Delaware; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the state of Delaware.

Section 2.10    Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to the Owner Trustee as of the Closing Date that:

(a)    Organization and Good Standing. The Depositor is duly formed, validly existing, and in good standing under the laws of the state of its formation, and has the power and the authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

(b)    Due Qualification. The Depositor is duly qualified to do business as a foreign entity in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications, except where the failure to have any such license, approval, or qualification would not have a Material Adverse Effect on the Depositor.

(c)    Power and Authority. The Depositor has the power and authority to execute and deliver this Agreement and to carry out its terms, and the execution, delivery and performance of this Agreement has been duly authorized by the Depositor by all necessary action.

(d)    Binding Obligation. This Agreement constitutes a legal, valid, and binding obligation of the Depositor, enforceable against it in accordance with its terms, except as enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, liquidation or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

(e)    No Violation. The execution, delivery, and performance by the Depositor of this Agreement, the consummation of the transactions contemplated by this Agreement, and the fulfillment of the terms hereof do not (A) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the governing documents of the Depositor, (B) conflict with or breach any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement or other instrument to which the Depositor is a party or by which it may be bound or any of its properties are subject, (C) result in the creation or imposition of any Lien

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upon any of its properties pursuant to the terms of any material indenture, agreement, or other instrument (other than as permitted by the Basic Documents), (D) violate any law or, to the knowledge of the Depositor, any order, rule or regulation applicable to it or its properties, or (E) contravene, violate, or result in a default under any judgment, injunction, order, decree, or other instrument of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or any of its properties; except, in the case of clauses (B), (C), (D) and (E) of this Section 2.10(e), to the extent it would not reasonably be likely to have a Material Adverse Effect on the Depositor.

(f)    No Proceedings. There are no proceedings in which the Depositor has been served or, to the knowledge of the Depositor, proceedings or investigations that are pending or threatened, in each case against the Depositor, before any court, regulatory body, administrative agency or other tribunal, or governmental instrumentality (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Basic Document or (C) seeking any determination or ruling that, in the reasonable judgment of the Depositor, would materially and adversely affect the performance by the Depositor of its obligations under this Agreement.

(g)    Independent Manager. Notwithstanding anything to the contrary in the certificate of formation or limited liability company agreement of the Depositor, the Depositor shall ensure that at least one manager of the Depositor shall be an Independent Manager.

Section 2.11    Power of Attorney. Pursuant to the Trust Administration Agreement, the Owner Trustee has authorized the Administrative Agent to perform certain of its administrative duties hereunder, including duties with respect to the management of the Owner Trust Estate, and in connection therewith hereby grants the Administrative Agent its revocable power of attorney. Each Trust Certificateholder by such Holder’s acceptance of any Trust Certificate or beneficial interest therein, as the case may be, shall be deemed to have granted power of attorney to the Administrative Agent for purposes of actions taken or to be taken with respect to the Trust Certificates.

ARTICLE THREE

TRUST CERTIFICATES AND TRANSFER OF INTERESTS

Section 3.01    Initial Ownership. Upon the formation of the Issuing Entity by the contribution by the Depositor pursuant to Section 2.06 and until the issuance of the Trust Certificates, the Depositor shall be sole beneficiary of the Issuing Entity.

Section 3.02    The Trust Certificates.

(a)    The Trust Certificates shall be issued with an initial face amount equal to the Initial Trust Certificate Balance, substantially in the form set forth in Exhibit A, in minimum denominations of $250,000 and in integral multiples of $1,000 in excess thereof; provided, that the final $251,947,713.40 distributed to the Certificateholders under the Basic Documents shall be deemed to repay the Certificate Balance in full and reduce the face amount of the Trust Certificates to $0. Except for the issuance of the Trust Certificate to the Depositor, no Trust

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Certificate may be sold, pledged, exchanged or otherwise transferred to any Person except in accordance with Sections 3.04 and 3.10 and any attempted sale, pledge, exchange or transfer (each referred to hereinafter as a “transfer”) in violation of such Sections shall be null and void.

(b)    The Trust Certificates may be printed, lithographed, typewritten, mimeographed or otherwise produced, and may be executed on behalf of the Issuing Entity by manual or facsimile signature of an Authenticating Agent. Trust Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Issuing Entity, shall be validly issued and entitled to the benefits of this Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Trust Certificates or did not hold such offices at the date of authentication and delivery of such Trust Certificates.

If registration of a transfer of a Trust Certificate is permitted pursuant to Section 3.04 and Section 3.10, the transferee of such Trust Certificate shall become a Trust Certificateholder and shall be entitled to the rights and subject to the obligations of a Trust Certificateholder hereunder, upon such transferee’s acceptance of a Trust Certificate duly registered in such transferee’s name pursuant to Section 3.04.

Section 3.03    Authentication and Delivery of Trust Certificates. Concurrently with the transfer of the 2020-B SUBI Certificate to the Issuing Entity, the Owner Trustee shall cause to be executed on behalf of the Issuing Entity the Trust Certificate in an aggregate principal amount equal to the Initial Trust Certificate Balance, authenticated and delivered to or upon the written order of the Depositor, in authorized denominations, evidencing the entire ownership of the Issuing Entity. No Trust Certificate shall entitle its holder to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Trust Certificate a certificate of authentication, substantially in the form set forth in Exhibit A, executed by the Owner Trustee or its Authenticating Agent, by manual or facsimile signature; and such authentication shall constitute conclusive evidence, and the only evidence, that such Trust Certificate shall have been duly authenticated and delivered hereunder. All Trust Certificates shall be dated the date of their authentication. Upon issuance, execution and delivery pursuant to the terms hereof, the Trust Certificates shall be entitled to the benefits of this Agreement. Wilmington Trust shall be the initial Authenticating Agent of the Owner Trustee hereunder, and all references herein to authentication by the Owner Trustee shall be deemed to include the Authenticating Agent.

Section 3.04    Registration of Transfer and Exchange.

(a)    The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.08, a register (the “Certificate Register”), in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Trust Certificates and, if and to the extent transfers are permitted pursuant to Section 3.04(b) and Section 3.10, the registration of transfers of Trust Certificates. No transfer of a Trust Certificate shall be recognized except upon registration of such transfer. Wilmington Trust is hereby appointed as the initial Certificate Registrar. The Certificate Registrar hereby agrees to notify the Paying Agent in writing of any changes to the Registered Holders of the Trust Certificates. If the Certificate Registrar shall for any reason become unable to act as Certificate Registrar, the Certificate Registrar shall give prompt written notice to such effect to

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the Depositor, the Owner Trustee and the Servicer. The Owner Trustee shall promptly appoint a successor, which shall be another trust company or bank, and shall agree to act in accordance with the provisions of this Agreement applicable to it as successor Certificate Registrar under this Agreement.

(b)    Each Trust Certificate shall bear a legend regarding transfers to the effect of the legend on the form of Trust Certificate attached as Exhibit A hereto, unless determined otherwise by the Servicer (as certified to the Certificate Registrar in an Officer’s Certificate) consistent with applicable law.

If and to the extent transfers are permitted pursuant to Section 3.10, as a condition to the registration of any transfer of a Trust Certificate, the prospective transferee shall be required to represent in writing to the Owner Trustee, the Depositor and the Certificate Registrar the following (except that any restriction or requirement described below may be removed or modified if the Depositor has received an opinion from nationally recognized tax counsel (which, for the avoidance of doubt, may rely on reasonable representations of the applicable transferee or other applicable persons) that such restriction or requirement is not necessary to conclude that any such transfer would not cause any of the tax opinions that were rendered on the Closing Date to be inaccurate if rendered as of the transfer date and will not cause a material adverse effect on any Noteholder):

(i)    It has neither acquired through nor will it transfer any Trust Certificate it purchases (or any interest therein) through or cause any such Trust Certificates (or any interest therein) to be traded or readily available on or through (A) an “established securities market” within the meaning of Section 7704(b)(1) of the Code, including, without limitation, an over-the counter-market or an interdealer quotation system that regularly disseminates firm buy or sell quotations, or (B) a “secondary market” (or the substantial equivalent thereof) within the meaning of Section 7704(b)(2) of the Code.

(ii)    It either (A) is not, and will not become, a partnership, Subchapter S corporation, grantor trust or an entity disregarded as a separate entity from any such entity for U.S. federal income tax purposes or (B) is such an entity, but (x) none of the direct or indirect beneficial owners of any of the interests in such transferee have allowed or caused, or will allow or cause, 50% or more (or such other percentage as the Depositor may establish prior to the time of such proposed transfer) of the value of such interests to be attributable to such transferee’s ownership of Trust Certificates and (y) it is not and will not be a principal purpose of the arrangement involving such entity’s beneficial interest in any Trust Certificates to permit any partnership to satisfy the 100 partner limitation of Treasury Regulation Section 1.7704-1(h)(1)(ii) necessary for such partnership not to be classified as a publicly traded partnership under the Code.

(iii)    It understands that no subsequent transfer of the Trust Certificates is permitted unless (A) such transfer is of a Trust Certificate with a denomination of at least $250,000 and (B) it causes its proposed transferee to provide the Issuing Entity and the Certificate Registrar a letter substantially in the form of Exhibit B hereto; provided, however, that any attempted transfer that would either cause (1) the aggregate number of

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registered holders of Trust Certificates and holders of interests in Restricted Notes to exceed 95 or (2) the number of holders of direct or indirect interests in the Titling Trust to exceed 50, shall be a void transfer.

(iv)    It understands that no transfer of a Trust Certificate (or interest therein) is permitted (nor shall a Trust Certificate be so held) if (i) it causes the Issuing Entity to be a Section 385 Controlled Partnership (i.e., 80 percent or more of the Issuing Entity’s ownership interests are owned, directly or indirectly, by one or more members of a Section 385 Expanded Group) that has an expanded group partner (within the meaning of Treasury Regulation section 1.385-3(g)(12)) which is a Domestic Corporation and (ii) either (x) a member of such Section 385 Expanded Group owns any Notes or (y) a Section 385 Controlled Partnership of such Section 385 Expanded Group owns any Notes (in the case of clause (x), unless such member, or in the case of clause (y), unless each member of the Section 385 Expanded Group that is a partner in the Section 385 Controlled Partnership, is a member of the consolidated group (as described in Treasury Regulation section 1.1502-1(h)) which includes such Domestic Corporation). It understands that no transfer of a Trust Certificate (or interest therein) shall be permitted (nor shall a Trust Certificate be so held) if (i) it results in the Issuing Entity becoming an entity disregarded as separate from a Domestic Corporation for U.S. federal income tax purposes and (ii) either (x) a member of a Section 385 Expanded Group that includes such Domestic Corporation owns any Notes or (y) a Section 385 Controlled Partnership of such Section 385 Expanded Group owns any Notes (in the case of clause (x), unless such member, or in the case of clause (y), unless each member of the Section 385 Expanded Group that is a partner in such Section 385 Controlled Partnership) is a member of the consolidated group (as described in Treasury Regulation section 1.1502-1(h)) which includes such Domestic Corporation). For purposes of determining the Issuing Entity’s ownership interests in this paragraph, any Restricted Notes shall be taken into account either as debt interests or ownership interests based on whichever treatment, if any, would result in the Issuing Entity being treated as a Section 385 Controlled Partnership or a disregarded entity for purposes of applying this paragraph’s restriction (it being understood that if the Restricted Notes are taken into account as ownership interests for this purpose then the Restricted Notes are not also considered Notes for the Note ownership restriction of this paragraph).

(v)    It understands that the Opinion of Counsel to the Issuing Entity that the Issuing Entity is not a publicly traded partnership taxable as a corporation is dependent in part on the accuracy of the representations in paragraphs (i), (ii), (iii) and (iv) above.

(vi)    (A) It shall provide to the Administrative Agent on behalf of the Issuing Entity and the Depositor any further information required by the Issuing Entity to comply with Sections 6221 through 6241 of the Code, including Section 6226(a) of the Code (and any corresponding provision of state law) and (B) if it is not the beneficial owner of a Trust Certificate, such beneficial owner shall provide to the Administrative Agent on behalf of the Issuing Entity and the Depositor any further information required by the Issuing Entity to comply with Sections 6221 through 6241 of the Code, including Section 6226(a) of the Code (and any corresponding provision of state law) and, to the

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extent the Issuing Entity determines such appointment necessary for it to make an election under Section 6226(a) of the Code (or any corresponding provision of state law), hereby appoints the transferee as its agent for purposes of receiving any notifications or information pursuant to the notice requirements under Section 6226(a)(2) of the Code (and any corresponding provision of state law).

(vii)    It understands that complying with Section 1446(f) of the Code is not the responsibility of the Issuing Entity, and that a transferor and transferee of a Trust Certificate may be subject to withholding or a withholding obligation, as the case may be, in the event that the Issuing Entity is treated as a partnership for U.S. federal income tax purposes and there is a failure to comply with Section 1446(f) of the Code.

If and to the extent transfers are permitted pursuant to Section 3.10, as a condition to the registration of any transfer of a Trust Certificate, the prospective transferee shall be required to represent in writing to the Owner Trustee, the Depositor and the Certificate Registrar substantially in the form of Exhibit B to the effect that: (i) such transferee is not a Non-U.S. Person, (ii) such transferee is not, and will not be, acquiring or holding the Trust Certificate for, on behalf of, or with the assets of a Benefit Plan Investor, and (iii) if such transferee is acquiring or holding the Trust Certificate for, on behalf of, or with the assets of a Plan that is subject to Similar Law, its acquisition, holding and disposition of the Trust Certificates (or interest therein) will not result in a violation of Similar Law and will not result in the assets of the Issuing Entity being (a) plan assets of such Plan or (b) subject to Similar Law. A “Non-U.S. Person” means any Person who is not (a) a citizen or resident of the United States who is a natural person, (b) a corporation or partnership (or an entity treated as a corporation or partnership) created or organized in or under the laws of the United States or any state thereof, including the District of Columbia (unless, in the case of a partnership, Treasury Regulations are adopted that provide otherwise), (c) an estate, the income of which is subject to U.S. federal income taxation, regardless of its source, (d) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code and Treasury Regulations) have the authority to control all substantial decisions of the trust; or (e) a trust that was in existence prior to August 20, 1996 and that, under Treasury Regulations, is eligible to elect, and does validly elect, to be treated as a United States person (as defined in the Code and Treasury Regulations) despite not meeting the requirements of clause (d).

(c)    By acceptance of any Trust Certificate, the related Trust Certificateholder specifically agrees with and represents to the Depositor, the Issuing Entity and Certificate Registrar that no transfer of such Trust Certificate shall be made unless the registration requirements of the Securities Act and any applicable state securities laws are complied with, or such transfer is exempt from the registration requirements under the Securities Act.

(d)    Upon surrender for registration of transfer or exchange of any Trust Certificate at the office of the Certificate Registrar and upon compliance with the provisions of this Agreement relating to such transfer or exchange the Owner Trustee shall execute and shall, or shall cause the Authenticating Agent to, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Trust Certificates in authorized denominations of a like aggregate face amount dated the date of such authentication or the Trust Certificates that the Trust Certificateholder making the exchange is entitled to receive, as the case may be.

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The Certificate Registrar shall require that every Trust Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer and accompanied by IRS Form W-9 or such other form as may be reasonably required in order to comply with applicable law, and to establish such transferee’s complete exemption from deduction or withholding (including backup withholding) of U.S. federal income tax in form satisfactory to the Certificate Registrar duly executed by the Trust Certificateholder or such Person’s attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Trust Certificates, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of Trust Certificates.

The Certificate Registrar shall cancel and retain or destroy, in accordance with the Certificate Registrar’s retention policy then in effect, all Trust Certificates surrendered for registration of transfer or exchange and shall upon written request certify to the Depositor as to such retention or destruction. No transfer will be effectuated hereunder unless the Certificate Registrar has received the transfer documentation required hereunder.

(e)    The provisions of this Section generally are intended, among other things, to prevent the Issuing Entity from being characterized as a “publicly traded partnership,” within the meaning of Section 7704 of the Code, in reliance on Treasury Regulations Section 1.7704-1(e) and (h), and the Depositor shall take such intent into account in determining whether or not to consent to any proposed transfer of any Trust Certificate.

The preceding provisions of this Section notwithstanding, the Owner Trustee shall not make and the Certificate Registrar shall not register any transfer or exchange of Trust Certificates for a period of 15 days preceding the due date for any payment with respect to the Trust Certificates.

Section 3.05    Mutilated, Destroyed, Lost or Stolen Trust Certificates. If any mutilated Trust Certificate is surrendered to the Certificate Registrar, or if the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Trust Certificate and there is delivered to the Certificate Registrar and the Owner Trustee such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Trust Certificate has been transferred to a protected purchaser and provided that the requirements of Section 8-405 of the UCC are met, the Owner Trustee on behalf of the Issuing Entity shall execute and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Certificate, a new Trust Certificate of like tenor and denomination. In connection with the issuance of any new Trust Certificate under this Section, the Owner Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Certificate issued pursuant to this Section shall constitute conclusive evidence of an ownership interest in the Issuing Entity, as if originally issued, whether or not the lost, stolen or destroyed Trust Certificate shall be found at any time.

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Section 3.06    Persons Deemed Trust Certificateholders. Prior to due presentation of a Trust Certificate for registration of transfer, the Owner Trustee, the Certificate Registrar, any Paying Agent and any of their respective agents may treat the Person in whose name any Trust Certificate is registered in the Certificate Register as the owner of such Trust Certificate for the purpose of receiving distributions pursuant to Section 5.02 and for all other purposes whatsoever, and none of the Owner Trustee, the Certificate Registrar, any Paying Agent or any of their respective agents shall be affected by any notice to the contrary.

Section 3.07    Access to List of Trust Certificateholders’ Names and Addresses. The Certificate Registrar shall furnish or cause to be furnished to the Owner Trustee, the Servicer and the Depositor or the Indenture Trustee, as the case may be, within 15 days after its receipt of a request therefor from the Owner Trustee, the Servicer, the Depositor or the Indenture Trustee in writing, a list, in such form as the requesting party may reasonably request, of the names and addresses of the Trust Certificateholders as of the most recent Record Date. If (i) two or more Trust Certificateholders or (ii) one or more Trust Certificateholders evidencing not less than 25% of the Certificate Balance apply in writing to the Owner Trustee, and such application states that the applicants desire to communicate with other Trust Certificateholders with respect to their rights under this Agreement or under the Trust Certificates and such application is accompanied by a copy of the communication that such applicants propose to transmit, then the Owner Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Trust Certificateholders. Each Trust Certificateholder, by receiving and holding a Trust Certificate, shall be deemed to have agreed not to hold any of the Depositor, the Owner Trustee, the Indenture Trustee or the Servicer, as the case may be, accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

Section 3.08    Maintenance of Office or Agency. The Owner Trustee shall maintain an office or offices or agency or agencies where Trust Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Owner Trustee in respect of the Trust Certificates and the other Basic Documents to which the Issuing Entity is a party may be served. The Owner Trustee initially designates the Owner Corporate Trust Office as the office for such purposes. The Owner Trustee shall give prompt written notice to the Depositor and the other Trust Certificateholders of any change in the location of the Certificate Register or any such office or agency.

Section 3.09    Appointment of Paying Agent. The Paying Agent shall make distributions to the Trust Certificateholders pursuant to Section 5.02, and shall report the amounts of such distributions to the Owner Trustee. Any Paying Agent shall have the revocable power to withdraw funds from the Certificate Distribution Account for the purpose of making the distributions referred to above. The Paying Agent initially shall be U.S. Bank. The Owner Trustee may revoke such power and remove the Paying Agent if the Owner Trustee determines in its sole discretion that the Paying Agent has failed to perform its obligations under this Agreement in any material respect. Any co-paying agent chosen by the Depositor and acceptable to the Owner Trustee shall also be a Paying Agent. Each Paying Agent may resign

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upon 30 days’ written notice to the Owner Trustee. In the event that a Paying Agent may no longer act as Paying Agent, the Owner Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company). The Owner Trustee shall cause such successor Paying Agent or any additional Paying Agent appointed by the Owner Trustee to execute and deliver to the Owner Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Owner Trustee that as Paying Agent, such successor Paying Agent or additional Paying Agent shall hold all sums, if any, held by it for payment to the Trust Certificateholders in trust for the benefit of the Trust Certificateholders entitled thereto until such sums are paid to the Trust Certificateholders. The Paying Agent shall return all unclaimed funds to the Owner Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Owner Trustee. The provisions of Sections 7.01, 7.03, 7.04 and 8.01 shall apply to the Owner Trustee also in its role as Paying Agent, for so long as the Owner Trustee shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

Section 3.10    Ownership by the Depositor of Trust Certificates. The Depositor shall receive on the Closing Date in accordance with Section 3.02 beneficial and record ownership of Trust Certificates representing 100% of the Certificate Balance. Notwithstanding any other provision of this Agreement to the contrary, the Depositor may not transfer any Trust Certificate prior to payment in full of the Notes unless the Rating Agency Condition has been satisfied with respect to such transfer.

ARTICLE FOUR

ACTIONS BY OWNER TRUSTEE OR TRUST CERTIFICATEHOLDERS

Section 4.01    Prior Notice to Trust Certificateholders With Respect to Certain Matters. Subject to the provisions and limitations of Section 4.04, with respect to the following matters, the Owner Trustee shall not take action unless (i) the Owner Trustee has notified the Trust Certificateholders in writing of the proposed action (or such shorter period as shall be agreed to in writing by all Trust Certificateholders) at least 30 days before the taking of such action and (ii) the Owner Trustee has not received written notification from Trust Certificateholders representing at least 25% of the Certificate Balance prior to the 30th day after such notice is given that such Trust Certificateholders have withheld consent or provided alternative direction:

(a)    the initiation of any claim or lawsuit by the Issuing Entity or the settlement or compromise of any action, claim or lawsuit involving the Issuing Entity (other than an action brought by the Servicer on behalf of the Titling Trust and Persons having interests in the 2020-B SUBI Certificate to collect amounts owed under a 2020-B Lease or 2020-B Vehicle);

(b)    the amendment to the Certificate of Trust (unless such amendment is required to be filed under the Statutory Trust Statute);

(c)    the amendment of the Indenture in circumstances where the consent of the Trust Certificateholder is required and such consent has not been granted;

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(d)    the amendment of any Basic Document other than pursuant to, and in accordance with, the amendment provision set forth in such Basic Document; or

(e)    the appointment of a successor Owner Trustee or successor Indenture Trustee.

Section 4.02    Action by Trust Certificateholders With Respect to Certain Matters.

(a)    Except as set forth in Section 4.02(b) and subject to the provisions and limitations of Section 4.04, to the extent the Issuing Entity is deemed to be the Holder of the 2020-B SUBI Certificate pursuant to the SUBI Trust Agreement, the Issuing Entity shall take such actions as directed in writing by Trust Certificateholders holding Trust Certificates evidencing an interest of at least 50% of the outstanding Certificate Balance.

(b)    The Owner Trustee shall not have the power, except upon the direction of the Trust Certificateholders, to (a) remove the Administrative Agent pursuant to Section 1.09 of the Trust Administration Agreement, (b) appoint a successor Administrative Agent pursuant to Section 1.09 of the Trust Administration Agreement, (c) remove the Servicer pursuant to Section 8.12(c) of the 2020-B Servicing Supplement or (d) except as expressly provided in the Basic Documents, sell the 2020-B SUBI Certificate after the termination of the Indenture. The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the authorized representative of 100% of the Trust Certificateholders.

Section 4.03    Action by Owner Trustee With Respect to Bankruptcy. The Owner Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Issuing Entity without the unanimous prior approval of all Trust Certificateholders (including the board of managers of the Depositor (including the Independent Managers, as such term is defined in the Depositor’s limited liability company agreement) and the delivery to the Owner Trustee of a written certification by each Trust Certificateholder that such Trust Certificateholder reasonably believes that the Issuing Entity is insolvent.

Section 4.04    Restrictions on Trust Certificateholders’ Power. The Trust Certificateholders shall not direct the Owner Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Issuing Entity or the Owner Trustee under this Agreement or any of the other Basic Documents or would be contrary to the purpose of the Issuing Entity as set forth in Section 2.03, or applicable law, nor shall the Owner Trustee be obligated to follow any such direction, if given.

Section 4.05    Majority Control. Except as expressly provided herein, any action that may be taken by the Trust Certificateholders under this Agreement may be taken by the Trust Certificateholders holding not less than a Majority Interest of the Trust Certificates. Except as expressly provided herein, any written notice of the Trust Certificateholders delivered pursuant to this Agreement shall be effective if signed by Trust Certificateholders holding not less than a Majority Interest of the Trust Certificates at the time of delivery of such notice.

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ARTICLE FIVE

APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

Section 5.01    Establishment of Certificate Distribution Account and Reserve Account.

(a)    The Owner Trustee, for the benefit of the Trust Certificateholders, shall establish and maintain, or cause to be established and maintained, at the direction of the Depositor, an Eligible Account with and in the name of the Owner Trustee which shall be designated the “Certificate Distribution Account.” The Owner Trustee and the Depositor hereby authorize and direct U.S. Bank to establish the Certificate Distribution Account for the benefit of the Owner Trustee. The Certificate Distribution Account shall be held in trust for the benefit of the Trust Certificateholders and shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Trust Certificateholders.

The Owner Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Certificate Distribution Account and in all proceeds thereof. Except as otherwise provided herein, the Certificate Distribution Account shall be under the sole dominion and control of the Owner Trustee for the benefit of the Trust Certificateholders. If at any time the Certificate Distribution Account ceases to be an Eligible Account or if the majority of Trust Certificateholders, in their sole discretion, notify the Owner Trustee in writing that the Certificate Distribution Account should be moved, then the Owner Trustee (or the Depositor on behalf of the Owner Trustee, if the Certificate Distribution Account is not then held by the Owner Trustee or an Affiliate thereof) shall, within ten Business Days following notification of such occurrence (or such longer period, not to exceed 30 calendar days, as to which the Rating Agency Condition is satisfied), establish a new Certificate Distribution Account as an Eligible Account at a depository institution or trust company selected by a majority of the Trust Certificateholders and shall transfer any cash or investments to such new Certificate Distribution Account.

(b)    The Servicer, on behalf of the Issuing Entity, shall establish and maintain an Eligible Account (initially at U.S. Bank) in the name of the Indenture Trustee until the Outstanding Amount is reduced to zero, and thereafter, in the name of the Owner Trustee, which is designated as the “Reserve Account.” The Reserve Account shall be held for the benefit of the Securityholders, and shall bear a designation clearly indicating that the funds on deposit therein are held for the benefit of the Securityholders.

The Reserve Account shall be under the sole dominion and control of the Indenture Trustee until the Outstanding Amount of Notes has been reduced to zero and thereafter under the sole dominion and control of the Issuing Entity. On the Closing Date, the Depositor will use the net proceeds of the sale of the Notes and the Trust Certificates to make a capital contribution to the Issuing Entity, which the Issuing Entity shall use to cause the Initial Deposit Amount to be deposited into the Reserve Account. All deposits to and withdrawals from the Reserve Account shall be made only upon the terms and conditions of the Basic Documents.

(c)    The Issuing Entity shall take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents and

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instruments (including, without limitation, any UCC financing statements) as may be determined to be reasonably necessary by the Administrative Agent on behalf of the Issuing Entity, in order to perfect the interests created by Section 5.01(b) and otherwise fully effectuate the purposes, terms and conditions of this Section. The Issuing Entity (or Administrative Agent on behalf of the Issuing Entity) shall:

(i)    promptly execute, deliver and file any financing statements, amendments, continuation statements, assignments, certificates and other documents with respect to such interests and perform all such other acts as may be necessary in order to perfect or to maintain the perfection of its securities interest in the Reserve Account; and

(ii)    make the necessary filings of financing statements or amendments thereto within five days after the occurrence of any of the following (and promptly notify the Owner Trustee of each such filing): (A) any change in the Depositor’s corporate name or any trade name, (B) any change in the location of is chief executive office or principal place of business or (C) any merger or consolidation or other change in its identity or corporate structure.

Section 5.02    Application of Issuing Entity Funds.

(a)    On each Payment Date, the Paying Agent (or the Owner Trustee, if there is no Paying Agent) shall distribute, to the extent of funds available, the amount on deposit in the Certificate Distribution Account (after giving effect to all deposits to the Certificate Distribution Account on such date), (i) first, if all Classes of Notes have been paid in full, for the payment of principal of the Trust Certificates on such Payment Date, pro rata to the Trust Certificateholders of record at the close of business on the Record Date with respect to such Payment Date until the Certificate Balance is zero and (ii) second, any remaining amounts to the Trust Certificateholders.

(b)    On or after the date on which the Outstanding Amount of the Notes has been reduced to zero, pursuant to the Indenture, dominion and control over the Reserve Account shall be transferred to the Owner Trustee. On each Payment Date thereafter, all amounts distributable to the Trust Certificateholders shall be distributed by the Paying Agent in the order and priority set forth in Section 8.04(a) of the Indenture and the Owner Trustee and the Paying Agent shall comply with Sections 8.04(d) and 8.05(a) of the Indenture.

On the Payment Date on which the Certificate Balance has been reduced to zero, the Owner Trustee shall release to the Trust Certificateholder, as beneficial owner of the Issuing Entity, without recourse, representation or warranty (except as set forth in Section 7.03), all of the Issuing Entity’s right, title, and interest in, to and under the Reserve Account Property and all other remaining assets of the Issuing Entity.

(c)    If requested by the Trust Certificateholder, for any Payment Date, the Owner Trustee shall send to each Trust Certificateholder a copy of the Payment Date Certificate delivered pursuant to Section 8.03 of the Indenture.

(d)    If any withholding tax is imposed on the Issuing Entity’s payment (or, if the Issuing Entity is treated as a partnership for U.S. federal income tax purposes, allocations of

15	(NALT 2020-B Amended and Restated Trust Agreement)

income) to a Trust Certificateholder, such tax shall reduce the amount otherwise distributable to such Trust Certificateholder in accordance with this Section. The Owner Trustee is hereby authorized and directed to retain from amounts otherwise distributable to such Trust Certificateholders, sufficient funds for the payment of any withholding tax that is legally owed by the Issuing Entity (but such authorization shall not prevent the Owner Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Trust Certificateholder shall be treated as cash distributed to such Trust Certificateholders, at the time it is withheld by the Issuing Entity for remittance to the appropriate taxing authority. If the Owner Trustee determines that there is a possibility that withholding tax is payable with respect to a distribution (such as any distribution to a Person other than a “United States person” (as defined in Section 7701(a)(30) of the Code)), the Owner Trustee may in its sole discretion withhold such amounts in accordance with this Section. If a Trust Certificateholder wishes to apply for a refund of any such withholding tax, the Owner Trustee shall reasonably cooperate with such Trust Certificateholder in making such claim so long as such Trust Certificateholder agrees to reimburse the Owner Trustee for any out-of-pocket expenses incurred.

(e)    Subject to Section 6.07 of the Indenture and 8.01 hereof, as the case may be, neither the Indenture Trustee nor the Owner Trustee, as the case may be, shall in any way be held liable by reason of any insufficiency in the Reserve Account resulting from any loss on any Permitted Investment included therein, except for losses attributable to the Indenture Trustee’s or the Owner Trustee’s, as the case may be, failure to make payments on any such Permitted Investments issued by the Indenture Trustee or the Owner Trustee, as the case may be, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

Section 5.03    Method of Payment. Subject to Section 9.01(c) respecting the final payment upon retirement of the Trust Certificates, distributions required to be made to Trust Certificateholders on any Payment Date shall be made to each Trust Certificateholder of record on the related Record Date by check mailed to such Trust Certificateholder at the address of such holder appearing on the Certificate Register, except that a Trust Certificateholder having original denominations aggregating at least $1 million may request payment by wire transfer of funds pursuant to written instructions delivered to the Owner Trustee at least five Business Days prior to the Record Date. Notwithstanding the foregoing, the final payment on the Trust Certificates shall be made only upon presentation and surrender of such Trust Certificates at the office or agency specified in the notice of final payment to the Trust Certificateholders delivered pursuant to Section 9.01(c).

Section 5.04    Duties of Depositor on Behalf of Issuing Entity. On behalf of the Issuing Entity, the Depositor shall prepare or cause the Servicer to prepare and, after execution by the Issuing Entity, file with the Commission and any applicable state agencies all documents required to be filed by the Issuing Entity on a periodic basis with the Commission and any applicable state agencies (including any summaries thereof required by rules and regulations prescribed thereby), and transmit such summaries to the Noteholders, pursuant to Section 7.03 of the Indenture.

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ARTICLE SIX

AUTHORITY AND DUTIES OF OWNER TRUSTEE

Section 6.01    General Authority. The Owner Trustee shall administer the Issuing Entity in the interest of the Trust Certificateholders, subject to the Lien of the Indenture Trustee, in accordance with the Basic Documents. Subject to the provisions and limitations of Sections 2.03 and 2.07, the Owner Trustee is authorized and directed to execute and deliver on behalf of the Issuing Entity the Basic Documents to which the Issuing Entity is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Issuing Entity is to be a party, in each case in such form as the Depositor shall approve as evidenced conclusively by the Owner Trustee’s execution thereof and the Depositor’s execution of this Agreement, and on behalf of the Issuing Entity, to direct the Indenture Trustee to authenticate and deliver Class A-1 Notes in the aggregate principal amount of $162,400,000, Class A-2 Notes in the aggregate principal amount of $537,600,000, Class A-3 Notes in the aggregate principal amount of $479,400,000, and Class A-4 Notes in the aggregate principal amount of $95,600,000. In addition to the foregoing, the Owner Trustee is authorized to take all actions required of the Issuing Entity pursuant to the Basic Documents. The Owner Trustee is further authorized from time to time to take such action on behalf of the Issuing Entity as is permitted by the Basic Documents and that the Servicer or the Administrative Agent recommends with respect to the Basic Documents, except to the extent this Agreement expressly requires the consent of the Trust Certificateholders for such action.

Section 6.02    General Duties. Subject to the provisions and limitations of Sections 2.03 and 2.07, it shall be the duty of the Owner Trustee to discharge or cause to be discharged all of its responsibilities pursuant to the terms of the Basic Documents to which the Issuing Entity is a party and to administer the Issuing Entity in the interest of the Trust Certificateholders, subject to the Lien of the Indenture Trustee and in accordance with the provisions of the Basic Documents. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the other Basic Documents to the extent the Administrative Agent has agreed in the Trust Administration Agreement to perform any act or to discharge any duty of the Issuing Entity or the Owner Trustee hereunder or under any other Basic Document, and the Owner Trustee shall not be held liable for the default or failure of the Administrative Agent to carry out its obligations under the Trust Administration Agreement.

Section 6.03    Action Upon Instruction.

(a)    Subject to Article Four and in accordance with the terms of the Basic Documents, the Depositor may by written instruction direct the Owner Trustee in the administration of the Issuing Entity subject to, and in accordance with, the terms of the Basic Documents. The Owner Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Owner Trustee that shall be specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform on their face to the requirements of this Agreement.

(b)    The Owner Trustee shall not be required to take any action hereunder or under any other Basic Document if the Owner Trustee shall have reasonably determined, or shall have

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been advised by counsel, that such action is likely to result in liability (unless provided adequate indemnity) on the part of the Owner Trustee, is contrary to the terms hereof or of any other Basic Document or is otherwise contrary to law or any obligation of the Owner Trustee or the Issuing Entity.

(c)    Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any other Basic Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Trust Certificateholders requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of Trust Certificateholders holding not less than a Majority Interest of the Trust Certificates, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instruction within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice as may be necessary under the circumstances), it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Agreement or the other Basic Documents as it shall deem to be in the best interests of the Trust Certificateholders, and shall have no liability to any Person for such action or inaction.

(d)    If the Owner Trustee is unsure as to the application of any provision of this Agreement or any other Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement or any other Basic Document permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Trust Certificateholders requesting instruction and, to the extent the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received from Trust Certificateholders holding not less than a Majority Interest of the Trust Certificates and in accordance with Sections 6.04 and 6.05, the Owner Trustee shall not be liable, on account of such action or inaction, to any Person. If the Owner Trustee shall not have received appropriate instruction within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or as may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the other Basic Documents, as it shall deem to be in the best interests of the Trust Certificateholders, and shall have no liability to any Person for such action or inaction.

(e)    Notwithstanding the foregoing, the right of the Depositor or the Trust Certificateholders to take any action affecting the Owner Trust Estate shall be subject to the rights of the Indenture Trustee under the Indenture.

Section 6.04    No Duties Except as Specified. The Owner Trustee shall not be required to perform any of the obligations of the Issuing Entity under this Agreement or the other Basic Documents that are required to be performed by (i) the Servicer under the Servicing Agreement or the 2020-B SUBI Supplement, (ii) the Depositor under this Agreement, the Servicing Agreement, the Indenture or the SUBI Certificate Transfer Agreement, (iii) the Administrative Agent under the Trust Administration Agreement, (iv) the Asset Representations Reviewer under

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the Asset Representations Review Agreement, or (v) the Indenture Trustee under the Indenture. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of or otherwise deal with the Owner Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Issuing Entity is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by the Owner Trustee pursuant to Section 6.03; and no implied duties or obligations shall be read into this Agreement or any other Basic Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any ownership or security interest in the Owner Trust Estate or to record this Agreement or any other Basic Document. Notwithstanding anything to the contrary herein or in any Basic Document, neither the Owner Trustee, the Indenture Trustee, the Titling Trustee nor the Trust Agent shall be required to execute, deliver or certify on behalf of the Issuing Entity or any other person any filings, certificates, affidavits or other instruments required under the Sarbanes-Oxley Act of 2002, to the extent permitted by applicable law. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any Liens (other than the Lien of the Indenture) on any part of the Owner Trust Estate that result from actions by or claims against the Owner Trustee in its individual capacity that are not related to the ownership or the administration of the Owner Trust Estate. The Owner Trustee shall have no duty to monitor or investigate the accuracy of any of NMAC’s or the Servicer’s representations, warranties or covenants in the Servicing Agreement or the other Basic Documents or to determine whether any breach of NMAC’s or the Servicer’s representation, warranties or covenants adversely affects any Securityholder.

Section 6.05    No Action Unless Specifically Authorized. The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Owner Trust Estate except in accordance with (i) the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) the other Basic Documents to which the Issuing Entity or the Owner Trustee is a party and (iii) any document or instruction delivered to the Owner Trustee pursuant to Section 6.03. In particular, the Owner Trustee shall not transfer, sell, pledge, assign or convey the 2020-B SUBI Certificate, except as specifically required or permitted by the Basic Documents.

Section 6.06    Restrictions. The Owner Trustee shall not take any action (i) that is contrary to the purposes of the Issuing Entity set forth in Section 2.03 or (ii) that, to the actual knowledge of the Owner Trustee, would (a) affect the treatment of the Notes as debt for U.S. federal income tax purposes, (b) be deemed to result in gain or loss for the Noteholders or Note Owners for U.S. federal income tax purposes or (c) cause the Issuing Entity, the Depositor or the Titling Trust or any portion thereof to be taxable as an association (or publicly traded partnership) taxable as a corporation for U.S. federal or state income or franchise tax purposes. The Trust Certificateholders and the Depositor shall not direct the Owner Trustee to take action that would violate the provisions of this Section. Notwithstanding anything herein to the contrary, the Depositor, the Servicer, the Asset Representations Reviewer and their respective Affiliates may maintain normal commercial banking relationships with the Owner Trustee and its Affiliates.

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Section 6.07    Information to be Provided by the Owner Trustee. The Owner Trustee shall provide the Issuing Entity and the Servicer (each, a “Nissan Party” and collectively the “Nissan Parties”) with (i) notification, as soon as practicable and in any event within ten Business Days, of all demands communicated to a Responsible Officer of the Owner Trustee for the repurchase or replacement of any Receivable pursuant to Section 8.02 of the 2020-B Servicing Supplement, and (ii) promptly upon the receipt of a written request by a Nissan Party, any other information in its possession reasonably requested by a Nissan Party to facilitate compliance by the Nissan Parties with Rule 15Ga-1 under the Exchange Act and Items 1104(e) and 1121(c) of Regulation AB. In no event shall the Owner Trustee be deemed to be a “securitizer” as defined in Section 15G(a) of the Exchange Act, nor shall it have any responsibility for making any filing required to be made by a securitizer under the Exchange Act or Regulation AB.

ARTICLE SEVEN

CONCERNING THE OWNER TRUSTEE

Section 7.01    Acceptance of Trusts and Duties. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all monies actually received by it constituting part of the Owner Trust Estate upon the terms of the Basic Documents to which the Issuing Entity or the Owner Trustee is a party. The Owner Trustee shall not be answerable or accountable hereunder or under any other Basic Document under any circumstances, except (i) for its own willful misconduct, bad faith or negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.03 made by the Owner Trustee. In addition:

(a)    the Owner Trustee shall not be liable for any error in judgment of an officer of the Owner Trustee made in good faith, unless it is proved that such officer was negligent in ascertaining the facts;

(b)    the Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of any Trust Certificateholder, the Depositor, the Indenture Trustee, the Administrative Agent, the Asset Representations Reviewer or the Servicer;

(c)    no provision of this Agreement or any other Basic Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any other Basic Document if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(d)    under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes or the principal of the Trust Certificates;

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(e)    the Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Owner Trust Estate or for or in respect of the validity or sufficiency of the other Basic Documents, other than the execution of and the certificate of authentication on the Trust Certificates, and the Owner Trustee shall in no event be deemed to have assumed or incurred any liability, duty or obligation to any Securityholder or any third party dealing with the Issuing Entity or the Owner Trust Estate, other than as expressly provided for herein and in the other Basic Documents;

(f)    the Owner Trustee shall not be liable for the default or misconduct of the Servicer, the Asset Representations Reviewer, the Administrative Agent, the Depositor or the Indenture Trustee under any of the Basic Documents or otherwise, and the Owner Trustee shall have no obligation or liability to perform the obligations of the Issuing Entity or the Depositor under this Agreement or the Basic Documents that are required to be performed by the Servicer under the Servicing Agreement or the SUBI Trust Agreement, the Administrative Agent under the Trust Administration Agreement or the Indenture Trustee under the Indenture or the Asset Representations Reviewer under the Asset Representations Review Agreement;

(g)    the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any other Basic Document, at the request, order or direction of any Trust Certificateholder unless such Trust Certificateholder have offered to the Owner Trustee security or indemnity satisfactory to it against the Expenses that may be incurred by the Owner Trustee therein or thereby; the right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any other Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its bad faith, negligence or willful misconduct in the performance of any such act;

(h)    no provision of the Basic Documents shall be deemed to impose any duty or obligation on the Owner Trustee to take or omit to take any action, suffer any action to be taken or omitted, in the performance of its duties, or to exercise any right or power hereunder, to the extent that taking or omitting to take such action or suffering such action to be taken or omitted would, in the judgment of the Owner Trustee, expose it to liability or violate applicable law binding upon it (which determination may be based on an Opinion of Counsel);

(i)    the Owner Trustee shall not be deemed to have knowledge of any breach of any representation or warranty, or other event unless the Owner Trustee has received written notice thereof in accordance with the provisions of this Agreement; provided that, for the avoidance of doubt, receipt by the Owner Trustee of a Review Report shall not constitute actual or constructive knowledge of any breach of a representation or warranty;

(j)    the Owner Trustee shall not be personally liable for (x) special, indirect, consequential or punitive damages, however styled, including, without limitation, lost profits, (y) the acts or omissions of any nominee, correspondent, clearing agency or securities depository through which it holds the Trust’s securities or assets or (z) any losses due to forces beyond the reasonable control of the Owner Trustee, including, without limitation, strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God,

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epidemic or pandemic, quarantine, shelter-in-place or similar directive, guidance, policy or other action by any governmental authorities and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; and

(k)    the Owner Trustee shall not be obligated to monitor, supervise or enforce the performance of the Depositor or NMAC under the Basic Documents, except as otherwise expressly specified herein and in the other Basic Documents.

Section 7.02    Furnishing of Documents. The Owner Trustee shall furnish to any Trust Certificateholder promptly upon receipt of a written request therefor (at the expense of the Trust Certificateholder), duplicates or copies of all reports, notices, requests, demands, certificates and any other instruments furnished to the Owner Trustee under the Basic Documents; provided, however, that the Owner Trustee may require such Trust Certificateholder to deliver to the Owner Trustee a nondisclosure agreement in a form satisfactory to the Owner Trustee with respect to the information contained in any such requested document; provided further, however, that no such nondisclosure agreement shall be required for any lists of Trust Certificateholders requested to be furnished pursuant to this Agreement or any documents that are publicly available.

Section 7.03    Representations and Warranties. The Owner Trustee hereby represents and warrants to the Depositor and the Trust Certificateholders, that:

(a)    It is a national banking association with trust powers duly organized and validly existing in good standing under the laws of the United States of America. It has all requisite power, right and authority to execute, deliver and perform its obligations under this Agreement.

(b)    It has taken all action necessary to authorize the execution and delivery by it of this Agreement and each other Basic Document to which it is a party, and this Agreement and each other Basic Document to which it is a party will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement and each other Basic Document to which it is a party on its behalf.

(c)    Neither the execution nor the delivery by it of this Agreement and each other Basic Document to which it is a party, nor the consummation by it of the transactions contemplated hereby or thereby nor compliance by it with any of the terms or provisions hereof or thereof will contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or bylaws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound or result in the creation or imposition of any Lien, charge or encumbrance on the Owner Trust Estate resulting from actions by or claims against the Owner Trustee individually that are unrelated to this Agreement or the other Basic Documents.

(d)    This Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding agreement of it, enforceable against the Owner Trustee in accordance with its terms, except as enforceability may be limited by bankruptcy, liquidation, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

22	(NALT 2020-B Amended and Restated Trust Agreement)

(e)    It is authorized to exercise trust powers in the State of Delaware as and to the extent contemplated herein or has appointed a Delaware trustee that is so authorized and it has a principal place of business in the state of Delaware or has appointed a Delaware trustee that has such a principal place of business.

Section 7.04    Reliance; Advice of Counsel.

(a)    The Owner Trustee may rely upon, shall be protected in relying upon and shall incur no liability to anyone in acting or refraining from acting upon, any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a board resolution or documents of any other governing body of any corporate party as conclusive evidence that such board resolution or other document has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president, any vice president, the treasurer, any assistant treasurer or any other authorized officers of the relevant party as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(b)    In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement and the other Basic Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care and (ii) may consult with counsel, accountants and other skilled Persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountants or other such Persons and not, to the actual knowledge of the Owner Trustee, contrary to this Agreement or any other Basic Document.

Section 7.05    Not Acting in Individual Capacity. Except as provided in this Article, in accepting the trusts hereby created, Wilmington Trust acts solely as Owner Trustee hereunder and not in its individual capacity and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any Basic Document shall look only to the Owner Trust Estate for payment or satisfaction thereof.

Section 7.06    Owner Trustee Not Liable for Trust Certificates. The recitals contained herein and in the Trust Certificates (other than the signature of the Owner Trustee and the certificate of authentication on the Trust Certificates and its representations and warranties in Section 7.03) shall be taken as the statements of the Depositor, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, any other Basic Document or the Trust Certificates (other than the signature of the Owner Trustee and the certificate of authentication on the Trust

23	(NALT 2020-B Amended and Restated Trust Agreement)

Certificates) or the Notes or any offering document relating to either of them. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity or enforceability of any Basic Document to which the Owner Trustee is to be a party (except for enforceability against the Owner Trustee), or the perfection and priority of any security interest created by or under any Basic Document, or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Owner Trust Estate or its ability to generate the payments to be distributed to Trust Certificateholders under this Agreement or the Noteholders under the Indenture, the validity of the transfer of the 2020-B SUBI Certificate, or for the compliance by the Depositor, the Administrative Agent or the Servicer with any warranty or representation made under any Basic Document or for the accuracy of any such warranty or representation or for any action of the Administrative Agent, the Servicer or the Indenture Trustee taken in the name of the Owner Trustee; provided, however, that the foregoing shall not relieve the Owner Trustee of its obligation to perform its duties under this Agreement.

Section 7.07    Owner Trustee May Own Trust Certificates and Notes. The Owner Trustee in its individual or any other capacity may become the owner or pledgee of Trust Certificates or Notes and may deal with the Depositor, the Servicer, the Administrative Agent, the Indenture Trustee, the Asset Representations Reviewer and their respective Affiliates, in banking transactions with the same rights as it would have if it were not the Owner Trustee.

ARTICLE EIGHT

COMPENSATION OF OWNER TRUSTEE

Section 8.01    Owner Trustee’s Compensation and Indemnification.

(a)    The Owner Trustee, the Certificate Registrar and any Paying Agent shall receive as compensation from Administrative Agent (without duplication) for its services hereunder such fees as have been separately agreed upon before the date hereof between the Administrative Agent and the Owner Trustee, the Certificate Registrar or the Paying Agent. The Administrative Agent shall indemnify the Owner Trustee, the Certificate Registrar and any Paying Agent and their respective successors, assigns, agents, servants, officers and employees (collectively, the “Indemnified Parties”) from and against, any Expenses that may at any time be imposed on, incurred by or asserted against the Owner Trustee or any other Indemnified Party in any way relating to or arising out of the Basic Documents (including the costs of defending any claim or bringing any claim to enforce the indemnification obligations of the Administrative Agent hereunder), the Owner Trust Estate, the administration of the Owner Trust Estate or the action or inaction of the Owner Trustee hereunder, except that the Administrative Agent shall not be liable for or required to indemnify any Indemnified Party from and against Expenses arising or resulting from any income or similar taxes on any fees payable to any Indemnified Party, for any willful misconduct, bad faith or negligence on the part any Indemnified Party, or with respect to the Owner Trustee only, in the case of the inaccuracy of any representation or warranty of the Owner Trustee made in Section 7.03. The indemnities contained in this Section shall survive the resignation or termination of the Owner Trustee, the Certificate Registrar or any Paying Agent or the termination of this Agreement. In any event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section, the Indemnified Party’s choice of legal

24	(NALT 2020-B Amended and Restated Trust Agreement)

counsel shall be subject to the approval of the Administrative Agent, which approval shall not be unreasonably withheld. Any amounts due and owing to the Indemnified Parties pursuant to this Section 8.01 shall constitute an obligation of the Trust and a claim upon the Owner Trust Estate only to the extent such amounts are payable pursuant to the Basic Documents. The Administrative Agent will not be entitled to make any claim upon the Owner Trust Estate for the reimbursement of any payments made by the Administrative Agent pursuant to this Section 8.01(a). To the extent not paid by the Administrative Agent and outstanding for at least 60 days, such fees and indemnities shall be paid pursuant to Sections 8.04(a) or 8.04(b) of the Indenture, provided, that prior to such payment pursuant to the Indenture, the Owner Trustee, the Certificate Registrar or the Paying Agent, as applicable, shall notify the Administrative Agent in writing that such fees and indemnities have been outstanding for at least 60 days. If such fees and indemnities are paid pursuant to Sections 8.04(a) or 8.04(b) of the Indenture, the Administrative Agent shall reimburse the Issuing Entity in full for such payments.

ARTICLE NINE

TERMINATION OF TRUST AGREEMENT

Section 9.01    Termination of Trust Agreement.

(a)    This Agreement (other than Article Eight) shall terminate and the Issuing Entity shall dissolve and be wound up in accordance with Section 3808 of the Statutory Trust Statute, upon the earlier of (i) the final distribution by the Owner Trustee or the Paying Agent of all funds or other property or proceeds of the Owner Trust Estate in accordance with the terms of the Indenture and this Agreement and (ii) the election by the Servicer to purchase the 2020-B SUBI Certificate pursuant to Section 9.03 and the payment or distribution to all securityholders of all amounts required to be paid to them under the Indenture and this Agreement. The Administrative Agent shall notify the Owner Trustee upon the occurrence of either of the events described in clauses (i) or (ii) above. The bankruptcy, liquidation, dissolution, or termination, death or incapacity of any Trust Certificateholder shall not (x) operate to terminate this Agreement or the Issuing Entity, (y) entitle such Trust Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Issuing Entity or Owner Trust Estate nor (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

(b)    Except as provided in Section 9.01(a), neither the Depositor nor any other Trust Certificateholder shall be entitled to revoke or terminate the Issuing Entity.

(c)    Notice of any termination of this Agreement pursuant to Section 9.01(a), specifying the Payment Date upon which the Trust Certificateholders shall surrender their Trust Certificates to the Paying Agent for final payment and cancellation, shall, if any Trust Certificates are then held by anyone other than the Depositor or its Affiliates, be given by the Owner Trustee by letter to Trust Certificateholders mailed within five Business Days of receipt of notice of such termination from the Administrative Agent, stating (i) the Payment Date upon or with respect to which final payment of the Trust Certificates shall be made upon presentation and surrender of the Trust Certificates at the office of the Paying Agent therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such

25	(NALT 2020-B Amended and Restated Trust Agreement)

Payment Date is not applicable, payments being made only upon presentation and surrender of the Trust Certificates at the office of the Paying Agent therein specified. The Owner Trustee shall give such notice to the Certificate Registrar (if other than the Owner Trustee) and the Paying Agent at the time such notice is given to Trust Certificateholders. Upon presentation and surrender of the Trust Certificates (or, in the case of any Trust Certificates held by Depositor or its Affiliates, presentation of proof of cancellation of such Trust Certificates), the Paying Agent shall cause to be distributed to Trust Certificateholders amounts distributable on such Payment Date pursuant to Section 5.02.

(d)    If one or more of the Trust Certificateholders shall not surrender their Trust Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Owner Trustee shall give a second written notice to the remaining Trust Certificateholders to surrender their Trust Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice, all of the Trust Certificates shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Trust Certificateholders concerning surrender of their Trust Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Any funds remaining in the Issuing Entity after exhaustion of such remedies shall be distributed by the Owner Trustee to the Administrative Agent.

(e)    Upon the winding up of the Issuing Entity and its termination, the Owner Trustee shall cause the Certificate of Trust to be cancelled by filing a certificate of cancellation with the Secretary of State in accordance with Section 3810 of the Statutory Trust Statute.

Section 9.02    [Reserved].

Section 9.03    Purchase of the 2020-B SUBI Certificate; Repayment of the Trust Certificates. The Servicer shall be permitted at its option to purchase, or cause to be purchased, the 2020-B SUBI Certificate from the Issuing Entity on any Payment Date if, either before or after giving effect to any payment of principal required to be made on such Payment Date, (a) the aggregate Securitization Value of the 2020-B SUBI Assets is less than or equal to 10% of the initial aggregate Securitization Value of the 2020-B SUBI Assets as of the Cutoff Date or (b) the Outstanding Amount of the Notes is reduced to zero and the holders of 100% of the outstanding Trust Certificates consent thereto (the exercise of such option is referred to as an “Optional Purchase”). The purchase price (the “Optional Purchase Price”) shall be equal to the greater of (i) the fair market value of the 2020-B SUBI Assets (which, with the consent of the Servicer and 100% of the Trust Certificateholders, may be deemed to be the aggregate Securitization Value of the 2020-B SUBI Assets) and (ii) the sum of (A) the Redemption Price, (B) unpaid portions of any outstanding Sales Proceeds Advances and Monthly Payment Advances, and (C) the Servicing Fee in respect of the related Collection Period, together with any unpaid Servicing Fees in respect of one or more prior Collection Periods, in each case, after giving effect to any distributions of Available Funds required to be made on such Payment Date pursuant to Section 8.04 of the Indenture. If the Servicer exercises the Optional Purchase, the Servicer will deposit, subject to Section 8.04 of the Servicing Agreement, the Optional Purchase Price into the 2020-B SUBI Collection Account on the Deposit Date relating to the related Payment Date. The Servicer shall be a third party beneficiary of this Section 9.03.

26	(NALT 2020-B Amended and Restated Trust Agreement)

ARTICLE TEN

SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

Section 10.01    Eligibility Requirements for Owner Trustee. The Owner Trustee shall (i) at all times be an entity having a combined capital and surplus of at least $50,000,000, (ii) be subject to supervision or examination by federal or state authorities, and (iii) be an entity authorized to exercise trust powers in the State of Delaware. If such entity shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 10.02.

Section 10.02    Resignation or Removal of Owner Trustee. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Administrative Agent (and the Administrative Agent will provide each Rating Agency with notice thereof pursuant to Section 1.02(k) of the Trust Administration Agreement), the Servicer, the Depositor, the Indenture Trustee and the Trust Certificateholders. If, for any reason, Wilmington Trust or any of its Affiliates should assume the duties of the Indenture Trustee, then from that time forward Wilmington Trust, in its capacity as Owner Trustee, shall resign as Owner Trustee hereunder if any Event of Default under the Indenture occurs and is necessary to eliminate any conflict of interest under the TIA with the Indenture Trustee or any other trustee under the Indenture. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within thirty (30) days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 10.01 or if the Depositor, by unilateral act, decides to remove the Owner Trustee, and the Owner Trustee shall fail to resign after receipt of written notice thereof from the Depositor or if the Owner Trustee shall fail to resign after written request therefor by the Administrative Agent, the Depositor or Trust Certificateholders holding not less than a Majority Interest of the Trust Certificates, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor or such Trust Certificateholders may remove the Owner Trustee. If the Owner Trustee shall be removed pursuant to the preceding sentence, the Depositor shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee.

27	(NALT 2020-B Amended and Restated Trust Agreement)

Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 10.03 and payment of all fees and expenses owed to the outgoing Owner Trustee.

Section 10.03    Successor Owner Trustee. Any successor Owner Trustee appointed pursuant to Section 10.02 shall execute, acknowledge and deliver to the Administrative Agent and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall, upon payment of its fees and expenses, deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Depositor, the Administrative Agent and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations. The successor Owner Trustee shall pay all reasonable costs and expenses incurred in connection with transferring the predecessor Owner Trustee’s duties and obligations to the successor Owner Trustee.

No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 10.01.

Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Depositor shall mail notice of the successor of such Owner Trustee to all Trust Certificateholders, the Indenture Trustee and each Rating Agency. If the Depositor shall fail to mail such notice within ten days after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Depositor.

Section 10.04    Merger or Consolidation of Owner Trustee. Any Person (i) into which the Owner Trustee may be merged or converted or with which it may be consolidated, (ii) resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party or (iii) succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, provided, that such Person shall be eligible pursuant to Section 10.01 anything herein to the contrary notwithstanding. The Owner Trustee shall mail notice of such merger, conversion, or consolidation to the Administrative Agent (and the Administrative Agent will provide each Rating Agency with notice thereof pursuant to Section 1.02(k) of the Trust Administration Agreement), the Indenture Trustee and the Trust Certificateholders.

Section 10.05    Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provision of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Owner Trust Estate may at the time be located, the

28	(NALT 2020-B Amended and Restated Trust Agreement)

Depositor and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons to act as co-trustee, jointly with the Owner Trustee, or separate trustee or separate trustees, of all or any part of the Owner Trust Estate, and to vest in such Person, in such capacity, such title to the Issuing Entity, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Depositor and the Owner Trustee may consider necessary or desirable. If the Depositor shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, the Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a trustee pursuant to Section 10.01 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.03.

Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(a)    all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Owner Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

(b)    no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

(c)    the Depositor and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Administrative Agent, the Servicer and the Depositor.

Any separate trustee or co-trustee may at any time appoint the Owner Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

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ARTICLE ELEVEN

TAX MATTERS

Section 11.01    Tax and Accounting Characterization.

(a)    It is the intent of the parties hereto that, for purposes of U.S. federal income tax, state and local income tax, any state single business tax and any other income taxes, the Issuing Entity will be treated as a division or branch of the Person holding the beneficial ownership interests in the Issuing Entity for any period during which the beneficial ownership interests in the Issuing Entity are held by one person for U.S. federal income tax purposes, and will be treated as a partnership, and the Trust Certificateholders will be treated as partners in that partnership, for any period during which the beneficial ownership interests in the Issuing Entity are held by more than one person for U.S. federal income tax purposes, other than for Tennessee tax purposes, in which case the Issuing Entity will be treated as a corporation notwithstanding whether the beneficial ownership interests in the Issuing Entity are held by one person or more than one person. For any such period during which the beneficial ownership interests in the Issuing Entity are held by more than one person for U.S. federal income tax purposes, each Trust Certificateholder, by acceptance of a Trust Certificate or any beneficial interest on a Trust Certificate, agrees to treat, and to take no action inconsistent with the treatment of, the Trust Certificates as partnership interests in the Issuing Entity for such tax purposes (other than Tennessee tax purposes).

The Depositor and each Trust Certificateholder, by acceptance of a Trust Certificate, agree to take no action inconsistent with the foregoing intention, except as may otherwise be required by applicable law.

(b)    It is the intent of each Trust Certificateholder to treat the Trust Certificates as equity interests in the Issuing Entity for financial accounting purposes.

Section 11.02    Signature on Returns; Partnership Representative.

(a)    If the Issuing Entity shall be required to file U.S. federal or other income tax returns as a partnership, such returns shall be signed by an authorized signatory for the Depositor or such other Person as shall be required by law to sign such returns of the Issuing Entity.

(b)    In the event that the Issuing Entity is classified as a partnership for U.S. federal income tax purposes, the Depositor (or a U.S. Affiliate of the Depositor if the Depositor is ineligible) is hereby designated as the partnership representative under Section 6223(a) of the Code (and any corresponding provision of state law) to the extent allowed under the law (and as the tax matters partner for any applicable state law purposes), and the Issuing Entity shall take any action necessary to effect such designation (including working with the Depositor to designate any designated individual required under the law). The Issuing Entity shall or the Depositor or the Administrative Agent shall cause the Issuing Entity to, to the extent eligible, make the election under Section 6221(b) of the Code (and any corresponding provision of state

30	(NALT 2020-B Amended and Restated Trust Agreement)

law) with respect to determinations of adjustments at the partnership level and take any other action such as disclosures and notifications necessary to effectuate such election. If the election described in the preceding sentence is not available, to the extent applicable, the Issuing Entity shall or the Depositor or the Administrative Agent shall cause the Issuing Entity to make the election under Section 6226(a) of the Code (and any corresponding provision of state law) with respect to the alternative to payment of imputed underpayment by partnership and take any other action such as filings, disclosures and notifications necessary to effectuate such election. Notwithstanding the foregoing, the Issuing Entity, Depositor and Administrative Agent are each authorized, in its sole discretion, to make any available election related to Sections 6221 through 6241 of the Code (and any corresponding provision of state law) and take any action it deems necessary or appropriate to comply with the requirements of Sections 6221 through 6241 of the Code (and any corresponding provision of state law) and conduct the Issuing Entity’s affairs under Sections 6221 through 6241 of the Code (and any corresponding provision of state law). Each Trust Certificateholder and, if different, each beneficial owner of a Trust Certificate shall promptly provide the Issuing Entity, Depositor and Administrative Agent any requested information, documentation or material to enable the Issuing Entity to make any of the elections described in this clause (b) and otherwise comply with Sections 6221 through 6241 of the Code (and any corresponding provision of state law). Each Trust Certificateholder and, if different, each beneficial owner of a Trust Certificate, shall hold the Issuing Entity and its affiliates harmless for any expenses or losses (i) resulting from a beneficial owner of a Trust Certificate not properly taking into account or paying its allocated adjustment or liability under Section 6226 of the Code (or any corresponding provision of state law) or (ii) suffered that are attributable to the management or defense of an audit under Sections 6221 through 6241 of the Code (or any corresponding provision of state law) or otherwise due to actions the Issuing Entity and its affiliates take with respect to and to comply with the rules under Sections 6221 through 6241 of the Code (and any corresponding provision of state law).

Section 11.03    Tax Reporting. Unless otherwise required by appropriate tax authorities, the Issuing Entity shall not file or cause to be filed annual or other income or franchise tax returns and shall not be required to obtain any taxpayer identification number.

ARTICLE TWELVE

MISCELLANEOUS

Section 12.01    Supplements and Amendments.

(a)    Any term or provision of this Agreement may be amended by the parties hereto, without the consent of any other Person; provided that (i) either (A) any amendment that materially and adversely affects the Noteholders shall require the consent of Noteholders evidencing not less than a Majority Interest of the Notes voting together as a single class, or (B) such amendment shall not materially and adversely affect the Noteholders and (ii) any amendment that materially and adversely affects the interests of the Trust Certificateholders, the Servicer or the Indenture Trustee shall require the prior written consent of the Persons whose interests are materially and adversely affected, provided, further that an Opinion of Counsel shall be furnished to the Indenture Trustee and the Owner Trustee to the effect that such amendment or supplement shall not affect the treatment of any outstanding Notes as debt for U.S. federal

31	(NALT 2020-B Amended and Restated Trust Agreement)

income tax purposes, or cause the Issuing Entity or the 2020-B SUBI Certificate to be classified as an association (or a publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes. An amendment shall be deemed not to materially and adversely affect the Noteholders if (i) the Rating Agency Condition is satisfied with respect to such amendment, or (ii) the Depositor delivers an Officer’s Certificate to the Indenture Trustee stating that such amendment will not materially and adversely affect the Noteholders. The consent of the Servicer and each Trust Certificateholder shall be deemed to have been given if the Depositor does not receive a written objection from such Person within 10 Business Days after a written request for such consent shall have been given. The Indenture Trustee may, but shall not be obligated to, enter into or consent to any such amendment that affects the Indenture Trustee’s own rights, duties, liabilities or immunities under this Agreement or otherwise.

(b)    [Reserved].

(c)    Notwithstanding the foregoing, no amendment shall (i) reduce the interest rate or principal amount of any Note, or change the due date of any installment of principal of or interest in any Note, or the Redemption Price with respect thereto, without the consent of the Holder of such Note, or (ii) reduce the Outstanding Amount, the Holders of which are required to consent to any matter without the consent of the Holders of at least a Majority Interest of the Notes which were required to consent to such mater before giving effect to such amendment.

(d)    Prior to the execution of any amendment to this Agreement, the Depositor shall provide each Rating Agency, the Trust Certificateholder, the Depositor, the Owner Trustee and the Indenture Trustee with written notice of the substance of such amendment. No later than 10 Business Days after the execution of any amendment to this Agreement, the Depositor shall furnish a copy of such amendment to each Rating Agency, the Trust Certificateholders, the Indenture Trustee and the Owner Trustee.

(e)    This Agreement may also be amended or supplemented from time to time, at the request of the holders of no less than 66 2⁄3% of all Outstanding Trust Certificates, to approve any trust purpose with respect to the Issuing Entity in addition to the purpose authorized pursuant to Section 2.03(a), upon not less than 90 days’ notice from the Depositor to each Rating Agency and each Noteholder and subject to each of (1) the prior written notice to each Rating Agency of such action, and (2) the consent of the holders of at least 66 2⁄3% of all outstanding Notes (including such Notes, if any, owned by the Issuing Entity, the Depositor, the Servicer (as long as NMAC or an Affiliate is the Servicer) and their respective Affiliates), and provided, further that an Opinion of Counsel shall be furnished to the Indenture Trustee and the Owner Trustee to the effect that such amendment or supplement shall not affect the treatment of any outstanding Notes as debt for U.S. federal income tax purposes, or cause the Issuing Entity or the 2020-B SUBI Certificate to be classified as an association (or a publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes.

(f)    Prior to the execution of any amendment to this Agreement, the Owner Trustee shall be entitled to receive and rely upon an opinion of counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee’s own rights, duties or immunities under this Agreement or otherwise.

32	(NALT 2020-B Amended and Restated Trust Agreement)

(g)    The Owner Trustee shall be under no obligation to ascertain whether a Rating Agency Condition has been satisfied with respect to any amendment. When the Rating Agency Condition is satisfied with respect to such amendment, the Servicer shall deliver to a Responsible Officer of the Owner Trustee an Officer’s Certificate to that effect, and the Owner Trustee may conclusively rely upon the Officer’ Certificate from the Servicer that a Rating Agency Condition has been satisfied with respect to such amendment.

Section 12.02    No Legal Title to Owner Trust Estate. The Trust Certificateholders shall not have legal title to any part of the Owner Trust Estate. The Trust Certificateholders shall be entitled to receive distributions with respect to their Trust Certificates only in accordance with Articles Five and Nine. No transfer, by operation of law or otherwise, of any right, title or interest of the Trust Certificateholders to and in their ownership interest in the Owner Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate.

Section 12.03    Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Owner Trustee, the Depositor, the Trust Certificateholders, the Administrative Agent, the Servicer, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

Section 12.04    Notices. All demands, notices and communications hereunder shall be in writing and shall be delivered, sent electronically by email (if an email address is provided) or telecopier or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, prepaid courier service, and addressed in each case as follows: (i) if to the Owner Trustee, at Wilmington Trust, National Association, Rodney Square North, 1100 N. Market Street, Wilmington, Delaware 19890, (telecopier no. (302) 636-4140) (email: DCostello@wilmingtontrust.com), Attention: Corporate Trust Administration, (ii) if to the Depositor, at One Nissan Way, Franklin, Tennessee 37067 (telecopier no. (615) 725-8530) (email: doug.gwin@nissan-usa.com), Attention: Treasurer, (iii) if to Moody’s, at Moody’s Investors Service, Inc., 7 World Trade Center, 250 Greenwich Street, New York, New York 10007, Attention: ABS Monitoring Group (telecopier no. (212) 553-7820) (email: ServicerReports@Moodys.com), (iv) if to S&P, to S&P Global Ratings, 55 Water Street, New York, New York, 10041 (email: servicer_reports@spglobal.com), Attention: ABS Surveillance; or (v) at such other address as shall be designated by any of the foregoing in a written notice to the other parties hereto. Delivery shall occur only when delivered by hand or, in the case of mail, email or facsimile notice, upon actual receipt or reported tender of such communication by an officer of the recipient entitled to receive such notices located at the address of such recipient for notices hereunder; provided, however, any demand, notice or communication to be delivered pursuant to this Agreement to any Rating Agency shall be deemed to be delivered if a copy of such demand, notice or communication has been posted on any web site maintained by NMAC pursuant to a commitment to any Rating Agency relating to the Notes in accordance with 17 C.F.R. 240 17g-5(a)(3).

33	(NALT 2020-B Amended and Restated Trust Agreement)

Any notice required or permitted to be given to a Trust Certificateholder shall be given by first-class mail, confirmed, facsimile or overnight courier, postage prepaid, at the address of such Trust Certificateholder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not such Trust Certificateholder receives such notice.

Section 12.05    Severability and Entire Agreement. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Agreement and the exhibits hereto set forth the entire agreement and understanding of the parties related to this transaction and supersedes all prior agreements and understandings, oral or written.

Section 12.06    Counterparts and Electronic Signature. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. Each party agrees that this Agreement and any other documents to be delivered in connection herewith may be digitally or electronically signed, and that any digital or electronic signatures (including pdf, facsimile or electronically imaged signatures provided by a digital signature provider as specified in writing to the Certificate Registrar) appearing on this Agreement or such other documents shall have the same effect as manual signatures for the purpose of validity, enforceability and admissibility; provided, however, that any documentation with respect to the transfer of Trust Certificates or other securities presented to the Certificate Registrar or any other transfer agent must contain original, manually executed signatures. Other than with respect to instances in which manual signatures are expressly required by this paragraph, each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any digital or electronic signature appearing on this Agreement or any other documents to be delivered in connection herewith and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.

Section 12.07    Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Depositor, the Owner Trustee, and each Trust Certificateholder and their respective successors and permitted assigns, all to the extent as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by a Trust Certificateholder shall bind the successors and assigns of the Depositor or such Trust Certificateholder.

Section 12.08    No Petition. The Owner Trustee, any Paying Agent, the Depositor and each Trust Certificateholder by accepting a Trust Certificate, covenant and agree that prior to the date that is one year and one day after the date upon which all obligations under each Securitized Financing have been paid in full, they will not institute against, or join any other Person in instituting against the Grantor, the Depositor, the Titling Trustee, the Titling Trust, the Issuing Entity, any other Special Purpose Affiliate or any Beneficiary, any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceeding or other Proceeding under any federal or state bankruptcy or similar law.

34	(NALT 2020-B Amended and Restated Trust Agreement)

Section 12.09    No Recourse. Each Trust Certificate entitles the holder thereof to the respective rights and benefits set forth in this Agreement and in the Trust Certificates. The Trust Certificates do not represent interests in or obligations of the Servicer, the Depositor, the Owner Trustee, any Paying Agent, the Indenture Trustee or any Affiliate thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Trust Certificates or the other Basic Documents.

Section 12.10    Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 12.11    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 12.12    WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 12.13    Trust Certificates Nonassessable and Fully Paid. Trust Certificateholders shall not be personally liable for obligations of the Issuing Entity. The interests represented by the Trust Certificates shall be nonassessable for any losses or expenses of the Issuing Entity or for any reason whatsoever, and, upon authentication thereof pursuant to Section 3.03, 3.04 and 3.05, the Trust Certificates shall be deemed fully paid.

Section 12.14    Furnishing of Basic Documents. The Depositor shall furnish to any Trust Certificateholder promptly upon receipt of a written request by such Trust Certificateholder (at the expense of the requesting Trust Certificateholder) therefor, duplicates or copies of all Basic Documents.

Section 12.15    USA PATRIOT Act Compliance. To help the government fight the funding of terrorism and money laundering activities, the Customer Identification Program requirements established under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Title III of Pub. L. 107 56 (signed into law October 26, 2001) and its implementing regulations (collectively, the “USA PATRIOT Act”), the Financial Crimes Enforcement Network’s Customer Due Diligence Requirements and such other laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions (“Applicable Anti-Money Laundering Law”), requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. Accordingly, in order to comply with Applicable Anti-Money Laundering Law, the Owner Trustee is required to obtain on or before closing, and from time to time thereafter, documentation to verify and record information that identifies each person who opens

35	(NALT 2020-B Amended and Restated Trust Agreement)

an account. For a non-individual person such as a business entity, a charity, a trust, or other legal entity, the Owner Trustee will ask for documentation to verify its formation and existence as a legal entity, financial statements, licenses, tax identification documents, and identification and authorization documents from individuals claiming authority to represent the entity and other relevant documentation and information (including beneficial owners of such entities). The Owner Trustee may, to the fullest extent permitted by applicable law, including Applicable Anti-Money Laundering Law, conclusively rely on, and shall be fully protected and indemnified in relying on, any information received, and failure to provide such information may result in an inability of the Owner Trustee to perform its obligations hereunder which, at the sole option of the Owner Trustee, may result in the immediate resignation of the Owner Trustee, notwithstanding anything to the contrary in this Agreement. The parties hereto agree for purposes of Applicable Anti-Money Laundering Law, (a) each Trust Certificateholder owning twenty-five percent (25%) or more of the beneficial interest in the Trust is and shall be deemed to be the beneficial owners of the Trust for purposes of providing the information required under Applicable Anti-Money Laundering Law, and (b) each such Trust Certificateholder is and shall be deemed to be the party with the power and authority to control the Trust.

[Signature Page to Follow]

36	(NALT 2020-B Amended and Restated Trust Agreement)

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

NISSAN AUTO LEASING LLC II, as Depositor

By:	/s/ Victor Pausin
Name:	Victor Pausin
Title:	Treasurer

S-1	(NALT 2020-B Amended and Restated Trust Agreement)

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Owner Trustee

By:	/s/ Dorri Costello
Name:	Dorri Costello
Title:	Vice President

S-2	(NALT 2020-B Amended and Restated Trust Agreement)

Acknowledged with respect to Sections 3.09 and 5.01(a):

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Brian W. Kozack
Name:	Brian W. Kozack
Title:	Vice President

S-3	(NALT 2020-B Amended and Restated Trust Agreement)

Each of the Servicer and the Administrative Agent agrees to undertake to perform each of its duties as Servicer and Administrative Agent, as applicable, including obligations under Section 8.01, as are specifically set forth in this Agreement.

Accepted and Agreed:

NISSAN MOTOR ACCEPTANCE CORPORATION, as Servicer

By: /s/ Kevin J. Cullum
Name: Kevin J. Cullum
Title: President

NISSAN MOTOR ACCEPTANCE CORPORATION, as Administrative Agent

By: /s/ Kevin J. Cullum
Name: Kevin J. Cullum
Title: President

S-4	(NALT 2020-B Amended and Restated Trust Agreement)

EXHIBIT A

FORM OF TRUST CERTIFICATE

TRUST CERTIFICATE

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFICATE IS NON-TRANSFERABLE OTHER THAN AS SET FORTH HEREIN AND IN THE TRUST AGREEMENT (AS DEFINED BELOW).

THIS CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE OWNER TRUSTEE, THE SERVICER, THE ADMINISTRATIVE AGENT, NMAC, NALL II, NISSAN NORTH AMERICA, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

EACH PURCHASER AND TRANSFEREE OF THIS CERTIFICATE WILL BE DEEMED TO REPRESENT, WARRANT AND COVENANT THAT IT IS NOT AND WILL NOT BE ACQUIRING OR HOLDING THE CERTIFICATE FOR, ON BEHALF OF OR WITH THE ASSETS OF AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), THAT IS SUBJECT TO THE TITLE I OF ERISA, A “PLAN” AS DEFINED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), THAT IS SUBJECT TO SECTION 4975 OF THE CODE, AN ENTITY DEEMED TO HOLD THE PLAN ASSETS OF ANY OF THE FOREGOING AND, IF THE PURCHASER OR TRANSFEREE IS A PLAN (AS DEFINED BELOW) THAT IS SUBJECT TO ANY STATE, LOCAL OR OTHER LAW THAT IS SIMILAR TO THE FIDUCIARY AND PROHIBITED TRANSACTION PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”), ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS CERTIFICATE (OR INTEREST THEREIN) WILL NOT RESULT IN A VIOLATION OF SIMILAR LAW AND WILL NOT RESULT IN THE ASSETS OF THE ISSUING ENTITY BEING (I) CONSIDERED PLAN ASSETS OF SUCH PLAN OR (II) SUBJECT TO SIMILAR LAW. A “PLAN” MEANS AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF ERISA WHETHER OR NOT SUBJECT TO TITLE I OF ERISA, A “PLAN” AS DEFINED IN SECTION 4975 OF THE CODE, OR AN ENTITY DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING.

A-1	(NALT 2020-B Amended and Restated Trust Agreement)

NISSAN AUTO LEASE TRUST 2020-B

ASSET BACKED CERTIFICATE

evidencing a [beneficial interest] in the Issuing Entity, as defined below, the property of which includes, among other things, the 2020-B SUBI Certificate, evidencing a 100% beneficial interest in the 2020-B SUBI. The property of the Issuing Entity has been pledged to the Indenture Trustee pursuant to the Indenture to secure the payment of the Notes issued thereunder.

This Trust Certificate does not represent an interest in or obligation of the Depositor, Nissan Motor Acceptance Corporation, the Owner Trustee or any of their respective Affiliates, except to the extent described below.

NUMBER	$
R-

This certifies that                      is the registered owner of a                      dollars nonassessable, fully-paid, beneficial ownership interest in the Nissan Auto Lease Trust 2020-B (the “Issuing Entity”) formed by Nissan Auto Leasing LLC II, a Delaware limited liability company (the “Depositor”).

The Issuing Entity was created pursuant to a trust agreement, as amended and restated as of September 29, 2020 (the “Trust Agreement”), between the Depositor and Wilmington Trust, National Association, as trustee (the “Owner Trustee”), a summary of certain of the pertinent provisions of which is set forth below. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Agreement of Definitions.

This Trust Certificate is one of the duly authorized Trust Certificates designated as “Asset Backed Certificates” (the “Trust Certificates”). Also issued under an indenture, dated as of September 29, 2020 (the “Indenture”), between the Issuing Entity and U.S. Bank National Association as trustee (the “Indenture Trustee”), are the 0.18250% Asset Backed Notes, Class A-1, the 0.34% Asset Backed Notes, Class A-2, the 0.43% Asset Backed Notes, Class A-3 and the 0.49% Asset Backed Notes, Class A-4. This Trust Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the holder of this Trust Certificate by virtue of the acceptance hereof assents and by which such Trust Certificateholder is bound. The property of the Issuing Entity primarily includes, among other things, (i) the 2020-B SUBI Certificate, evidencing a 100% beneficial interest in the 2020-B SUBI, and (ii) all proceeds of the foregoing. The rights of the Issuing Entity in the foregoing property have been pledged by the Issuing Entity to the Indenture Trustee to secure the payment of the Notes.

The Trust Certificates represent obligations of the Issuing Entity only and do not represent interests in, recourse to or obligations of the Depositor, the UTI Beneficiary or any of their respective Affiliates.

Under the Trust Agreement, there will be distributed on the 15th day of each month (or, if such day is not a Business Day, the next Business Day), commencing October 15, 2020 (each, a

A-2	(NALT 2020-B Amended and Restated Trust Agreement)

“Payment Date”), to the Person in whose name this Trust Certificate is registered at the close of business on the day preceding each Payment Date (each, a “Record Date”) such Trust Certificateholder’s percentage interest in the amount to be distributed with respect to the Trust Certificates on such Payment Date.

The holder of this Trust Certificate acknowledges and agrees that its rights to receive payments in respect of this Trust Certificate are subordinated to the rights of the Noteholders as described in the Indenture.

It is the intent of the Depositor and Trust Certificateholders that for purposes of U.S. federal income tax, state and local income tax, any state single business tax and any other income taxes, the Issuing Entity will be treated as a division or branch of the Person holding the beneficial ownership interests in the Issuing Entity for any period during which the beneficial ownership interests in the Issuing Entity are held by one person, and will be treated as a partnership, and the Trust Certificateholders will be treated as partners in that partnership, for any period during which the beneficial ownership interests in the Issuing Entity are held by more than one person, other than for Tennessee tax purposes, in which case the Issuing Entity will be treated as a corporation notwithstanding whether the beneficial ownership interests in the Issuing Entity are held by one person or more than one person. Each Trust Certificateholder, by acceptance of a Trust Certificate or any beneficial interest on a Trust Certificate, agrees to treat, and to take no action inconsistent with the foregoing intention, except as may otherwise be required by applicable law (other than Tennessee tax purposes).

Each Trust Certificateholder by accepting a Trust Certificate, covenants and agrees that prior to the date that is one year and one day after the date upon which all obligations under each Securitized Financing have been paid in full, it will not institute against, or join any other Person in instituting against the Grantor, the Depositor, the Titling Trustee, the Titling Trust, the Issuing Entity, any Special Purpose Affiliate or any Beneficiary, any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceeding or other Proceeding under any federal or state bankruptcy or similar law.

Distributions on this Trust Certificate will be made as provided in the Trust Agreement by check mailed to the Trust Certificateholder of record in the Certificate Register without the presentation or surrender of this Trust Certificate or the making of any notation hereon. A Trust Certificateholder having original denominations aggregating at least $1 million may request payment by wire transfer of funds pursuant to written instructions delivered to the Owner Trustee at least five (5) Business Days prior to the Record Date. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final payment on this Trust Certificate will be made after due notice by the Owner Trustee of the pendency of such payment and only upon presentation and surrender of this Trust Certificate at the office or agency specified in the notice of final payment to the Trust Certificateholders.

Reference is hereby made to the further provisions of this Trust Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

A-3	(NALT 2020-B Amended and Restated Trust Agreement)

Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, by manual signature, this Trust Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or be valid for any purpose.

THIS TRUST CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

A-4	(NALT 2020-B Amended and Restated Trust Agreement)

IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Issuing Entity and not in its individual capacity, has caused this Trust Certificate to be duly executed.

Dated: , 2020	NISSAN AUTO LEASE TRUST 2020-B

	By:	WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

OWNER TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Trust Certificates referred to in the within-mentioned Trust Agreement.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Owner Trustee	Or	WILMINGTON TRUST, NATIONAL ASSOCIATION, as Owner Trustee

By:		By:
Authenticating Agent

By:

A-5	(NALT 2020-B Amended and Restated Trust Agreement)

[Reverse of Trust Certificate]

The Trust Certificates do not represent an obligation of or an interest in the Depositor, the Servicer, the Owner Trustee or any of their respective Affiliates, and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein or in the Trust Agreement or the other Basic Documents. In addition, this Trust Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections and recoveries and certain other amounts respecting the assets of the Issuing Entity, all as more specifically set forth in the Indenture. The Depositor will furnish, upon the request of any holder of a Trust Certificate, such information as is specified in paragraph (d)(4) of Rule 144A of the Securities Act of 1933, as amended, with respect to the Issuing Entity.

The Trust Agreement may be amended by the parties thereto, without the consent of any other Person in the manner set forth in Section 12.01 of the Trust Agreement.

As provided in the Trust Agreement, if and to the extent transfers are permitted and if the Depositor delivers an Opinion of Counsel that the Trust Certificates are transferable in accordance with the terms set forth therein, which opinion the Depositor has not determined can be given under the Internal Revenue Code and existing and proposed regulations thereunder, the transfer of this Trust Certificate is registerable in the Certificate Register upon surrender of this Trust Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Owner Trustee, accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Trust Certificateholder hereof or such Trust Certificateholder’s attorney duly authorized in writing, and thereupon one or more new Trust Certificates of the same class and in authorized denominations evidencing the same aggregate interest in the Issuing Entity will be issued to the designated transferee. The initial Certificate Registrar appointed under the Trust Agreement is Wilmington Trust, National Association, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890.

The Trust Certificates are issuable only as registered Trust Certificates without coupons in minimum denominations of $250,000 and in integral multiples of $1,000 in excess thereof. As provided in the Trust Agreement and subject to certain limitations therein set forth, Trust Certificates are exchangeable for new Trust Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

The Owner Trustee, the Certificate Registrar, any Paying Agent and any of their respective agents may treat the Person in whose name this Trust Certificate is registered as the owner hereof for all purposes, and none of the Owner Trustee, the Certificate Registrar, any Paying Agent and any of their respective agents shall be affected by any notice to the contrary.

The obligations and responsibilities created by the Trust Agreement and the trust created thereby shall terminate upon the payment to Trust Certificateholders of all amounts required to be paid to them pursuant to the Trust Agreement and the Indenture and the disposition of all property held as part of the Owner Trust Estate.

A-6	(NALT 2020-B Amended and Restated Trust Agreement)

Any prospective transferee of a Trust Certificate will be required to deliver a letter to the Depositor and the Certificate Registrar substantially in the form of Exhibit B to the Trust Agreement, which letter includes a representation that such prospective transferee is not a Benefit Plan Investor. The Trust Certificates may not be transferred, sold, pledged or otherwise disposed to or for the account of a Benefit Plan Investor.

The Trust Certificates may not be acquired by a Benefit Plan Investor. By accepting and holding this Trust Certificate, the holder hereof shall be deemed to have represented and warranted that it is not a Benefit Plan Investor and is not, and will not be, acquiring or holding this Trust Certificate or an interest therein for the account of a Benefit Plan Investor. If the holder hereof is a Plan that is subject to Similar Law, it shall be deemed to have represented and warranted that its acquisition, holding and disposition of this Trust Certificate or an interest therein will not result in a violation of Similar Law and will not result in the assets of the Issuing Entity being considered (a) plan assets of such Plan or (b) subject to Similar Law.

A-7	(NALT 2020-B Amended and Restated Trust Agreement)

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please print or type name and address, including postal zip code, of assignee)

the within Trust Certificate, and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Trust Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:

*

Signature Guaranteed:

*

*

NOTICE: The signatures(s) on this Assignment must correspond with the name(s) as written on the face of the within Trust Certificate in every particular without alteration, enlargement or any change whatsoever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

A-8	(NALT 2020-B Amended and Restated Trust Agreement)

EXHIBIT B

FORM OF TRANSFEREE REPRESENTATION LETTER

                    ,

Nissan Auto Leasing LLC II

One Nissan Way

Franklin, Tennessee 37067

Wilmington Trust, National Association,

 as Owner Trustee and Certificate Registrar

Rodney Square North

1100 N. Market Street

Wilmington, Delaware 19890

Ladies and Gentlemen:

Attention:	Corporate Trust Services — Nissan Auto Lease Trust 2020-B

Re:	Transfer of Nissan Auto Lease Trust 2020-B Certificates, (the “Certificates”)

Ladies and Gentlemen:

This letter is delivered pursuant to Section 3.04 of the Trust Agreement, dated as of September 29, 2020 (the “Trust Agreement”), between Nissan Auto Leasing LLC II, as Depositor, and Wilmington Trust, National Association, as Owner Trustee (the “Owner Trustee”), in connection with the transfer by                      (the “Seller”) to the undersigned (the “Purchaser”) of $     balance of the Certificates. Capitalized terms used and not otherwise defined herein have the meanings assigned to such terms in the Trust Agreement.

In connection with such transfer, the undersigned hereby represents and warrants to you and the addressees hereof as follows:

☐	The Purchaser is not a Non-U.S. Person as defined in the Trust Agreement;

☐

The Purchaser is not the Depositor and the Purchaser received beneficial and record ownership of Certificates representing less than 100% of the Certificate Balance, and the transfer restrictions set forth in Section 3.10 of the Trust Agreement do not apply to this transfer of Certificates; and

☐

The Purchaser is not (i) an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA, (ii) a “plan” as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), that is subject to Section 4975 of the Code, or (iii) an entity deemed to hold the plan assets of any of the foregoing.

B-1	(NALT 2020-B Amended and Restated Trust Agreement)

☐

If the Purchaser is an “employee benefit plan” (as defined in Section 3(3) of ERISA), whether or not subject to ERISA, any “plan” as defined in Section 4975 of the Code or an entity deemed to hold plan assets of the foregoing that is subject to any state, local or other law that is similar to the fiduciary and prohibited transaction provisions of ERISA or Section 4975 of the Code (“Similar Law”), the Purchaser’s acquisition, holding and disposition of this Certificate (or interest therein) will not result in a a violation of, Similar Law and will not result in the assets of the Issuing Entity being considered (i) plan assets of such plan or (ii) subject to Similar Law.

☐

The Purchaser has neither acquired nor will it transfer any Trust Certificate it purchases (or any interest therein) or cause any such Trust Certificates (or any interest therein) to be traded or readily available on or through (A) an “established securities market” within the meaning of Section 7704(b)(1) of the Code, including, without limitation, an over-the-counter-market or an interdealer quotation system that regularly disseminates firm buy or sell quotations, or (B) a “secondary market” (or the substantial equivalent thereof) within the meaning of Section 7704(b)(2) of the Code.

☐

The Purchaser either (A) is not, and will not become, a partnership, Subchapter S corporation, grantor trust or an entity disregarded as a separate entity from any such entity for U.S. federal income tax purposes or (B) is such an entity, but (x) none of the direct or indirect beneficial owners of any of the interests in the Purchaser have allowed or caused, or will allow or cause, 50% or more (or such other percentage as the Depositor may establish prior to the time of such proposed transfer) of the value of such interests to be attributable to the Purchaser’s ownership of Trust Certificates and (y) it is not and will not be a principal purpose of the arrangement involving the Purchaser’s beneficial interest in any Trust Certificates to permit any partnership to satisfy the 100 partner limitation of Treasury Regulation Section 1.7704-1(h)(1)(ii) necessary for such partnership not to be classified as a publicly traded partnership under the Code.

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The Purchaser understands that no subsequent transfer of the Trust Certificates is permitted unless (A) such transfer is of a Trust Certificate with a denomination of at least $250,000 and (B) it causes its proposed transferee to provide to the Issuing Entity and the Certificate Registrar a letter substantially in the form of Exhibit B to the Trust Agreement, as applicable; provided, however, that any attempted transfer that would either cause (1) the aggregate number of registered holders of Trust Certificates and holders of interests in Restricted Notes to exceed 95 or (2) the number of holders of direct or indirect interests in the Titling Trust to exceed 50, shall be a void transfer.

☐	The Purchaser understands that no transfer of a Trust Certificate (or interest therein) is permitted (nor shall a Trust Certificate be so held) if (i) it causes the

B-2	(NALT 2020-B Amended and Restated Trust Agreement)

Issuing Entity to be a Section 385 Controlled Partnership (i.e., 80 percent or more of the Issuing Entity’s ownership interests are owned, directly or indirectly, by one or more members of a Section 385 Expanded Group) that has an expanded group partner (within the meaning of Treasury Regulation section 1.385-3(g)(12)) which is a Domestic Corporation and (ii) either (x) a member of such Section 385 Expanded Group owns any Notes or (y) a Section 385 Controlled Partnership of such Section 385 Expanded Group owns any Notes (in the case of clause (x), unless such member, or in the case of clause (y), unless each member of the Section 385 Expanded group that is a partner in the Section 385 Controlled Partnership, is a member of the consolidated group (as described in Treasury Regulation section 1.1502-1(h)) which includes such Domestic Corporation). For purposes of determining the Issuing Entity’s ownership interests in clause (i) of the first sentence of this paragraph, any Restricted Notes shall be taken into account either as debt interests or ownership interests based on whichever treatment, if any, would result in the Issuing Entity being treated as a Section 385 Controlled Partnership for purposes of applying this paragraph’s restriction (it being understood that if the Restricted Notes are taken into account as ownership interests for this purpose then the Restricted Notes are not also considered Notes for the Note ownership restriction of this paragraph).

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The Purchaser understands that no transfer of a Trust Certificate (or interest therein) shall be permitted (nor shall a Trust Certificate be so held) if (i) it results in the Issuing Entity becoming an entity disregarded as separate from a Domestic Corporation for U.S. federal income tax purposes and (ii) either (x) a member of a Section 385 Expanded Group that includes such Domestic Corporation owns any Notes or (y) a Section 385 Controlled Partnership of such Section 385 Expanded Group owns any Notes (in the case of clause (x), unless such member, or in the case of clause (y), unless each member of the Section 385 Expanded Group that is a partner in such Section 385 Controlled Partnership) is a member of the consolidated group (as described in Treasury Regulation section 1.1502-1(h)) which includes such Domestic Corporation). For purposes of determining the Issuing Entity’s ownership interests in clause (i) of the first sentence of this paragraph, any Restricted Notes shall be taken into account either as debt interests or ownership interests based on whichever treatment, if any, would result in the Issuing Entity being treated as a disregarded entity for purposes of applying this paragraph’s restriction (it being understood that if the Restricted Notes are taken into account as ownership interests for this purpose then the Restricted Notes are not also considered Notes for the Note ownership restriction of this paragraph).

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The Purchaser understands that if it is acquiring the Trust Certificates as agent or nominee for any other person(s), such person(s) confirm the representations in the above five paragraphs as such representations apply to such person(s).

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The Purchaser understands that the Opinion of Counsel to the Issuing Entity that the Issuing Entity is not a publicly traded partnership taxable as a corporation is dependent in part on the accuracy of the representations in the six preceding paragraphs.

B-3	(NALT 2020-B Amended and Restated Trust Agreement)

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(A) The Purchaser shall provide to the Administrative Agent on behalf of the Issuing Entity and the Depositor any further information required by the Issuing Entity to comply with Sections 6221 through 6241 of the Code, including Section 6226(a) of the Code (and any corresponding provision of state law) and (B) if the Purchaser is not the beneficial owner of the Trust Certificates, such beneficial owner shall provide to the Administrative Agent on behalf of the Issuing Entity and the Depositor any further information required by the Issuing Entity to comply with Sections 6221 through 6241 of the Code, including Section 6226(a) of the Code (and any corresponding provision of state law) and, to the extent the Issuing Entity determines such appointment necessary for it to make an election under Section 6226(a) of the Code (or any corresponding provision of state law), hereby appoints the Purchaser as its agent for purposes of receiving any notifications or information pursuant to the notice requirements under Section 6226(a)(2) of the Code (and any corresponding provision of state law).

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The Purchaser understands that complying with Section 1446(f) of the Code is not the responsibility of the Issuing Entity, and that a transferor and transferee of a Trust Certificate may be subject to withholding or a withholding obligation, as the case may be, in the event that the Issuing Entity is treated as a partnership for U.S. federal income tax purposes and there is a failure to comply with Section 1446(f) of the Code.

Signature appears on next page

B-4	(NALT 2020-B Amended and Restated Trust Agreement)

IN WITNESS WHEREOF, the Purchaser hereby executes this Transferee Representation Letter on the          day of                 .

Very truly yours,

,
The Purchaser

By:
Name:

B-5	(NALT 2020-B Amended and Restated Trust Agreement)